UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Core Molding Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY - SUBJECT TO COMPLETION - DATED MARCH 25, 2024
CORE MOLDING TECHNOLOGIES, INC.
800 Manor Park Drive
Columbus, Ohio 43228
(614) 870-5000

April [ ], 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Core Molding Technologies, Inc. to be held at 800 Manor Park Drive, Columbus, Ohio, on May 16, 2024, at 9:00 a.m., Eastern Daylight Savings Time. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages.

The Company achieved record financial performance in 2023. As we stated in March of 2023, a key goal for the year was to improve profitability by focusing on continuous improvement in operational excellence and product line profitability. The team delivered on these goals. I personally visited five out of six of our plants this year and saw the institutionalization of the operational excellence tools in place which drove improvement in safety, quality delivery and cost. These cost improvements position us well for future growth and cyclical demand.

Some key accomplishments in 2023 are as follows:
•Record net income of $20.3 million
•Record cash flows from operations of $34.4 million
•$21 million of net new business wins which launch over the next several years
•Issuance of the Company’s inaugural sustainability report
•Awarded Ecovadis Bronze status (globally recognized sustainability assessment platform)
•Record quality and on time delivery metrics
•19% increase in training and development hours to nearly 40,000 hours

I would like to thank the Company leadership and the entire team for these accomplishments and for all of the hard work and dedication to creating a world class organization with a focus on customer service, employee engagement, and the creation of long-term stockholder value. The Company continues to grow and develop its culture focused on people and their development.

As further described in this proxy statement, the Company continues to focus on ES&G matters. We issued our first sustainability report in April 2023 and will issue our second report this spring. It focuses on our commitment as environmental stewards. As can be seen in the governance section of this proxy, the Board is focused on disciplined governance and further diversity as we increased the expertise and skill set of the directors to further advance stockholder value.

We unfortunately experienced the loss of one of our friends and longtime Board Members, James Crowley, in 2023. Jim leaves behind a legacy of leadership and dedication that will forever be remembered. We recognize Jim for his contributions over his 25 years on the Company’s Board.

I would like to introduce our newest Board Member, Salvador Miñarro, who joined the Board in November 2023. Sal brings a wealth of experience as a Chief Executive Officer as well as manufacturing and financial leadership in North and South America which will be invaluable as we continue to grow the Company.

I extend my sincere appreciation to our dedicated team, loyal customers and valued stockholders. We are committed to delivering long-term stockholder value.
Sincerely,

Thomas R. Cellitti
Chairman of the Board

CORE MOLDING TECHNOLOGIES, INC.
800 Manor Park Drive
Columbus, Ohio 43228
(614) 870-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2024

To Our Stockholders:

Core Molding Technologies, Inc. (the "Company") will hold its 2024 Annual Meeting of Stockholders (the "annual meeting") on May 16, 2024 at 9:00 a.m., Eastern Daylight Savings Time, at 800 Manor Park Drive, Columbus, OH, for the following purposes:

1.	to elect seven (7) directors to comprise the Board of Directors of the Company;

2.	to hold a non-binding advisory vote on the compensation of our named executive officers;

3.	to approve an amendment to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (“LTIP”);

4.	to approve an amendment and restatement of the Company’s Certificate of Incorporation to permit the exculpation of officers;

5.	to ratify the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024; and

6.	to consider and act upon other business as may properly come before the annual meeting and any adjournments or postponements of the annual meeting.

The foregoing matters are described in more detail in the Proxy Statement, which is attached to this notice. Only stockholders of record at the close of business on March 22, 2024, the record date, are entitled to receive notice of and to vote at the meeting.

We desire to have maximum representation at the meeting and respectfully request that you date, execute and promptly mail the enclosed proxy in the postage-paid envelope provided. You may revoke a proxy by notice in writing to the Secretary of the Company at any time prior to its use.

BY ORDER OF THE BOARD OF DIRECTORS

John P. Zimmer
Executive Vice President, Secretary, Treasurer, and Chief Financial Officer
April [ ], 2024

CORE MOLDING TECHNOLOGIES, INC.
800 Manor Park Drive
Columbus, Ohio 43228
(614) 870-5000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 16, 2024

GENERAL INFORMATION

Solicitation
The Board of Directors of the Company (the "Board of Directors" or "Board" and individually, a "director" or "directors") is soliciting the enclosed proxy. In addition to the use of the mail, directors and officers of the Company may solicit proxies, personally or by telephone. The Company will not pay its directors and officers any additional compensation for the solicitation.

Broadridge Financial Solutions, Inc. will conduct proxy distribution and tabulation on behalf of the Company. The Company will reimburse Broadridge Financial Solutions, Inc. for reasonable expenses incurred for these services. The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy distribution material to beneficial owners of the common stock of the Company. The Company will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses.

The Company will pay all expenses of the proxy distribution and tabulation. Except as otherwise provided, the Company will not use specially engaged employees or other paid solicitors to conduct any proxy solicitation.

Voting Rights and Votes Required
Holders of shares of the common stock of the Company at the close of business on March 22, 2024, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, the Company had 9,149,451 shares of common stock issued and outstanding.

Each outstanding share of common stock on the record date is entitled to one vote on all matters presented at the annual meeting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the annual meeting on any matter will constitute a quorum for the transaction of business at the annual meeting with respect to such matter. No business with respect to a matter, other than adjournment, can be conducted at the annual meeting unless a quorum is present in person or by proxy with respect to such matter.

Abstentions will count as shares present and entitled to vote in determining the presence of a quorum for a particular matter, and will have the effect of a vote "withheld" for Proposal 1 and "against" such matter for Proposals 2, 3, 4, and 5. Broker non-votes are shares held of record by brokers or other nominees that are present in person or by proxy at the meeting, but are not voted because instructions have not been received from the beneficial owner with respect to a particular matter over which the broker or nominee does not have discretionary authority to vote. If you do not return a proxy card and your shares are held in "street name," your broker may be permitted, under applicable rules of the self-regulatory organizations of which it is a member, to vote your shares in its discretion on certain matters that are deemed to be routine, such as ratification of the appointment of our independent registered public accounting firm. Proposals 1, 2, 3 and 4 as referenced in the Company's Notice of Annual Meeting of Stockholders are considered to be non-routine, and Proposal 5 is considered to be routine. Accordingly, if you do not provide voting instructions to your brokerage firm or other entity holding your shares, your brokerage firm or other entity holding your shares will not be permitted to vote your shares on Proposals 1, 2, 3 and 4 and will be permitted to vote your shares on Proposal 5, at its discretion. Broker non-votes will not count as shares entitled to vote on the applicable matters in the establishment of a quorum for Proposal 1, 2, 3 or 4 and will have no effect on such proposals. Accordingly, the Company requests that you promptly provide your broker or other nominee with voting instructions if you want your shares voted for non-routine matters and to carefully follow the instructions your broker gives you pertaining to their procedures.

The Board of Directors has adopted a plurality plus voting policy (the "Voting Policy"). Pursuant to the Voting Policy, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for'' such election shall submit his or her offer of resignation for consideration by the Board within 90 days from the date of the election, and shall recuse himself or herself from all deliberations on his or her resignation. The Board shall consider all of the relevant facts and circumstances in its consideration of the action to be taken with respect to such offer of resignation. To the extent that any resignation is accepted, the Board will consider whether to fill such vacancy or vacancies or to reduce the size of the Board. Therefore, each of the seven directors will be elected in accordance with the Voting Policy by a plurality plus standard of votes cast by stockholders of record on the record date and present at the annual meeting, in person or by proxy. Cumulative voting in the election of directors will not be permitted.

The non-binding advisory vote on executive compensation, approval of the amendment of the 2021 Long-Term Equity Incentive Plan and approval of the amendment and restatement of the Company’s Certificate of Incorporation requires the approval of a majority of the shares of the common stock present at the annual meeting, in person or by proxy, and entitled to vote thereon.

The Company is seeking stockholder ratification of the appointment of its independent registered public accounting firm. While ratification is not required by law, the affirmative vote of a majority of the shares of the common stock present at the annual meeting, in person or by proxy, and entitled to vote thereon would ratify the selection of Crowe LLP ("Crowe") as the independent registered public accounting firm for the current year.

Voting of Proxies
Shares of common stock represented by all properly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted:
•FOR the election as directors of the nominees named in this Proxy Statement until their successors are elected and qualified;
•FOR the resolution to approve the non-binding advisory vote for the compensation of the named executive officers;
•FOR the approval of the amendment to the Core Molding Technologies' 2021 Long-Term Equity Incentive Plan;
•FOR the approval of the amendment and restatement of the Company’s Certificate of Incorporation to provide officers with exculpatory protection as permitted by Delaware corporation law; and
•FOR the ratification of the appointment of Crowe as the independent registered public accounting firm for the Company for the year ending December 31, 2024.

Management of the Company and the Board of Directors of the Company know of no matters to be brought before the annual meeting other than as set forth in this Proxy Statement. If, however, any other matter is properly presented to the stockholders for action, it is the intention of the holders of the proxies to vote at their discretion on all matters on which the shares of common stock represented by proxies are entitled to vote.

Revocability of Proxy
A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before the authority granted by the proxy is exercised. A stockholder may revoke a proxy by delivering a written statement to the Secretary of the Company that the proxy is revoked.

Annual Report
The Annual Report on Form 10-K for the year ended December 31, 2023 of the Company, which includes financial statements and information concerning the operations of the Company, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation materials.

Stockholder Proposals
Any stockholder who desires to present a proposal for consideration at the 2025 Annual Meeting of Stockholders must submit the proposal in writing to the Company. If the proposal is received by the Company by December 12, 2024, and otherwise meets the requirements of applicable state and federal law, the Company will include the proposal in the proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders. The Company may confer on the proxies for the 2025 Annual Meeting of Stockholders discretionary authority to vote on any proposal, if the Company does not receive notice of the proposal by February 25, 2025.

Stockholder Director Nominees
Any stockholder who desires to present nomination for a director must do so pursuant to the deadlines and procedures and in the manner as stated in the Corporate Governance section under the Nominating and Corporate Governance Committee section of the Board Meetings and Committees subsection thereunder.

In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the stockholders at the Company’s 2025 Annual Meeting of Stockholders must also comply with the SEC’s "universal proxy card” rules under Rule 14a-19 of the Exchange Act ("Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than March 16, 2025 setting forth all of the information and disclosures required by Rule 14a-19. If the 2025 Annual Meeting of Stockholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2024 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2025 Annual Meeting of Stockholders is first made.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 16, 2024
The Proxy Statement, proxy card, and Annual Report to stockholders, which includes the Form 10-K for the year ended December 31, 2023, are available at http://colsec.coremt.com.

CORPORATE RESPONSIBILITY

Commitment to Sustainability
The Board and Management are dedicated to being socially and environmentally responsible in both our business strategy and the decisions we make every day. We understand and appreciate that global society, governments and stockholders are expecting increased commitment to sustainable value creation, and we embrace the opportunities that this can bring to our company and the communities in which we participate. Our approach to sustainability focuses on three areas: (i) environmental, (ii) social issues and (iii) governance.

Environmental Highlights
Environmental stewardship is an essential component of the Company's strategic planning to do our part in creating a sustainable future. Highlights of our environmental practices include:
•Actively monitoring and reducing greenhouse gas emissions.
•Enhancing our management of hazardous chemical losses and spills.
•Participating in circular economy by reducing the amount of waste we generate.
•ISO 14001 certified environmental management system locations.
•Third party audit of Company's compliance with environmental regulations.
•Over 50% of our products sold are produced with recyclable materials.
•Dedicated Sustainability Leader to drive the Company's sustainability initiatives.
•Formal Enterprise Risk Management system to identify and act upon environmental risks with direct oversight by the Board.
•Partnership with the Ohio Soy Council to develop bio-based resins for the thermoset industry.
•Energy reduction initiatives throughout the organization including more efficient boilers and air compressor systems, low energy lighting and scrap reduction.

Social Highlights
The Company is committed to being an employer of choice and a socially responsible partner in our communities. We provide employees with a culture focused on a healthy work environment, with growth opportunities, and a competitive total rewards package. Highlights of our social practices include:
•Commitment to protection of human rights through selection of business partners dedicated to the health and safety of their workers.
•Dedication to maintain diverse workforce by recruiting through diversity platforms and providing a diverse slate of candidates in the hiring process.
•Organizational and leadership development systems that embed a culture based on our foundational values of transparency, mutual respect, courage to challenge and being a learning organization.
•Year-long leadership development program for high-potential employees.
•Total rewards program, including real-time geographic benchmarks to ensure salary and benefits programs remain competitive.
•Both gender and racial/ethnic diversity representation on our Board of Directors and leadership teams
•Annual employee feedback-action surveys focused on improving workplace culture and retention.
•Comprehensive talent and succession program to ensure a sustainable pipeline for long-term success.
•Partnership with local community groups such as community food banks, charity groups for sick children, at-risk youth groups, providing food, school supplies and toys to children in local neighborhoods.

Corporate Governance Highlights
We are committed to creating strong corporate governance practices that promote independence, transparency and accountability for all of our stockholders. Highlights of our corporate governance practices include:
•Declassified Board in which all directors stand for re-election each year.
•All director nominees other than our CEO are independent.
•100% independent key board committees.
•Independent Chairman.
•Annual election of directors with "plurality plus" voting standard.
•Ability for stockholders to call a special meeting.
•Strong risk oversight at the Board and committee levels.
•Anti-hedging and anti-pledging policies.
•Independent compensation consultant.
•Compensation recoupment (clawback) policies.
•A formal Board approved Code of Conduct and Ethics.
•Board oversight of sustainability focused on product, environmental and social matters.
•Cybersecurity risk assessment process to identify and mitigate data security threats.
•The Company issued its inaugural Sustainability Report which can be found on our website at https://coremt.com/sustainability/.

The Board of Directors - Independence
Of the directors who presently serve on the Company's Board of Directors, the Board has affirmatively determined that Members Cellitti, Hellmold, Jauchius, Kowaleski, Miñarro and Smith meet the standards of independence under the NYSE American LLC exchange listing standards. In making this determination, the Board of Directors considered all facts and circumstances the Board of Directors deemed relevant from the standpoint of each of the directors and from that of persons or organizations with which each of the directors has an affiliation, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships among others. In making this determination, the Board of Directors has relied upon both information provided by the directors and information developed internally by the Company in evaluating these facts.

Board Leadership Structure
The Chairman of the Board (the "Chairman”) is a director and presides at meetings of the Board. The Chairman is elected on an annual basis by at least a majority vote of the remaining directors. Historically, the offices of Chairman and Chief Executive Officer have been separated. Such separation enables the Chairman to devote his time to managing the Board and the Chief Executive Officer to focus on the operations of the Company. The Company has no fixed policy with respect to separation of the offices of the Chairman and Chief Executive Officer; however, the Board believes it is in the best interests of the Company and its stockholders to separate these positions. Thomas R. Cellitti has served as the Company's Chairman since June 15, 2020.

Risk Oversight
The Board has an active role, as a whole and at the committee level, in overseeing the management of the Company's risks. The Company has adopted an enterprise risk management assessment process to identify, assess and prepare for potential events which may affect the Company’s operations. The risk assessment is regularly reviewed by the Board of Directors. The Board reviews information regarding the Company's operations and liquidity, as well as the related risks. The Board reviews and approves the Company's annual operating and capital plans. The Compensation Committee reviews the Company's incentive compensation arrangements to determine whether they encourage excessive risk taking, reviews the relationship between risk management policies and compensation, and evaluates compensation policies that could mitigate any such risk. The Audit Committee oversees the management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and overall corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about risks through committee minutes and reports at Board meetings. The entire Board manages risks associated with environmental and social matters and cybersecurity.

The entire Board is responsible for succession planning oversight. The Board has created a Chief Executive Officer succession plan that considers temporary or short-term changes, if any arises, and long-term leadership changes. The Company prepares a senior level management succession plan and reviews the plan with the entire Board on an annual basis or as changes to the business require on a more frequent basis.

The Compensation Committee, consisting of Board Members Smith, Cellitti, Hellmold, and Miñarro, recommends to the Board of Directors compensation policies as they relate to the Company's named executive officers and directors, and also considers the overall policies and practices utilized by senior management with respect to establishing compensation for all other employees. The Compensation Committee considers the risk assessments of the Company's Chief Executive Officer and Chief Financial Officer as part of its duties to review and recommend the current compensation packages to the Board. The Compensation Committee believes that the Company’s policies and practices with respect to compensation are not reasonably likely to have a material adverse effect on the Company. In reaching the foregoing conclusions, the Compensation Committee, Chief Executive Officer and Chief Financial Officer assessed the risks associated with the Company’s compensation policies and practices. The basis for these conclusions included: (i) a consideration of the Company's existing compensation programs, and the allocation between each primary component of compensation (base salary, annual short-term incentives, and long-term equity-based compensation); and (ii) a consideration of the risks associated with the Company's business, and whether the Company's compensation policies and practices increased those risks. Based on the foregoing, the Compensation Committee recommended, and all of the independent members of the Board approved, the Company's compensation programs, and in connection with such approval concluded that the risks associated with the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Responsiveness to Stockholder Feedback
The Board values and appreciates stockholder feedback and seeks to maintain open lines of communication with all of our stockholders. The Company actively communicates with stockholder through quarterly earnings calls, non-deal road shows, investor conferences and one-on-one meetings.

Board Meetings and Committees
The Board of Directors met eleven times during the year ended December 31, 2023. During that period, all directors attended 90% or more of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which each director served.

Compensation Committee
The Company has a Compensation Committee, which consists of Board Members Smith (Committee Chair), Cellitti, Hellmold, and Miñarro, who are all deemed independent directors under NYSE American LLC listing standards. The Compensation Committee is governed by a charter. A copy is available on the Company's website at www.coremt.com. In accordance with its written charter, the Compensation Committee performs the duty of reviewing, evaluating and making recommendations to the Board concerning the form and amount of compensation paid to the executive officers and directors of the Company, with a majority of directors, who are independent under NYSE American LLC listing standards, required to effect a decision.

All of the Compensation Committee members are familiar with the standard compensation levels in similar industries, and are knowledgeable regarding the current trends for compensating executive officers. The Compensation Committee may also obtain analysis and advice from an external compensation consultant to assist with the performance of its duties under its charter. The Compensation Committee retained Pearl Meyer & Partners ("Pearl Meyer”), a leading advisor on executive compensation, to assist in reviewing appropriate 2023 compensation programs. In this regard, Pearl Meyer compiled competitive data for base salaries, non-equity compensation, and equity incentive awards from a peer group of companies to be used to benchmark the appropriateness and competitiveness of our executive compensation. During 2023, there were no fees paid to Pearl Meyer for services that were not related exclusively to executive or director compensation. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to Securities and Exchange Commission ("SEC") rules and determined that Pearl Meyer is independent and its work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee makes all recommendations regarding the executive officers' compensation, subject to ratification by the independent members of the Board, after consulting with its advisors, in executive session where no management employees are present. While the Chief Executive Officer, Chief Financial Officer and Executive Vice President of Human Resources attend Compensation Committee meetings regularly by invitation, all final deliberations are held and all final recommendations are made by the Compensation Committee in executive session, where no management employees are present. For additional information regarding the operation of the Compensation Committee, see "Compensation Discussion and Analysis" within this proxy statement. The Compensation Committee held three meetings during 2023.

Audit Committee
The Company has an Audit Committee, which consists of Board Members Jauchius (Committee Chair), Hellmold, and Smith, each of whom are "independent" as that term is defined under NYSE American LLC listing standards. The Board has determined that Jauchius, Hellmold, and Smith each qualify as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K (17 CFR §229.407(d)(5)(ii)) as promulgated by the SEC. The principal function of the Audit Committee is to review and approve the scope of the annual audit undertaken by the independent registered public accounting firm of the Company and to meet with them to review and inquire as to audit functions and other financial matters and to review the interim, quarterly financial statements and year-end audited financial statements. For a more detailed description of the role of the Audit Committee, see "Audit Committee Report" below. The Audit Committee discussed the interim financial information contained in quarterly earnings announcements with both management and the independent auditors prior to the public release of quarterly information. The Audit Committee is governed by a charter as most recently reaffirmed by the Board of Directors on March 6, 2024. A copy of the Audit Committee Charter is available on the Company's website at www.coremt.com. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee held four meetings during 2023.

Nominating and Corporate Governance Committee
The Company has a Nominating and Corporate Governance Committee consisting of Board Members Kowaleski (Committee Chair), Cellitti, Hellmold, and Jauchius, each of whom are independent under NYSE American LLC listing standards. The principal function of the Nominating and Corporate Governance Committee is to recommend candidates for membership on the Board of Directors and to oversee corporate governance. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company's website at www.coremt.com. The Nominating and Corporate Governance Committee held two meetings during 2023.

In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of diverse directors who possess knowledge in areas that are of importance to the Company’s long-term strategy. In addition, the Nominating and Corporate Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an "audit committee financial expert."

The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. The Committee retains executive search firms to assist in identifying candidates with the required expertise. The search firm is requested to provide a diverse slate of nominees that also have the necessary skills and expertise.

In addition, the Nominating and Corporate Governance Committee considers, among other factors, ethical values, personal integrity and business reputation of the candidate, financial acumen, reputation for effective exercise of sound business judgment, strategic planning capability, indicated interest in providing attention to the duties of a member of the Board, personal skills in marketing, manufacturing processes, technology or in other areas where such person’s talents may contribute to the effective performance by the Board of its responsibilities.

The table below summarizes the specific qualification, attributes, skills and experience of each director nominee that led our Board of Directors to conclude that the nominee is qualified to serve on our Board of Directors. While each director nominee is generally knowledgeable in each of these areas, an "X" in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the nominee brings to our Board of Directors. The lack of an "X" for a particular item does not mean that the nominee does not possess that qualification, attribute, skill or experience.

Director	Manufacturing	Industry (Truck, Auto, Marine)	Management (CEO/CFO Group or Division Head)	Marketing	Finance, Accounting & Budgeting	Mergers & Acquisitions	Strategy	Corporate Governance
Thomas R. Cellitti	X	X	X		X		X
David L. Duvall	X	X	X		X	X	X
Ralph O. Hellmold			X		X	X		X
Matthew E. Jauchius		X	X	X	X		X
Sandra L. Kowaleski	X		X		X	X	X
Salvador Miñarro	X	X	X		X	X	X
Andrew O. Smith	X		X		X		X

The Board values diversity and is committed to identifying nominees with diverse perspectives and having an inclusive environment. The Nominating and Corporate Governance Committee evaluates and measures those skills and accomplishments which should be possessed by a prospective member of the Board, including contribution of a diverse frame of reference that will enhance the quality of the Board's deliberations and decisions. The Board directly links diverse Board member candidates’ perspectives to areas of the business, including our workforce, our customers and vendors, and our geographical operations that will provide the most impact to our long-term business strategy. The following shows the diversity make-up of the Board of Directors:

Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latina	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Note Disclose Demographic Background	—

The Board believes the current size of the Board is appropriate based on the size and complexities of the Company.

The Nominating and Corporate Governance Committee will consider persons recommended by stockholders to become nominees for election as directors and subject to the procedural requirements set forth below, such recommendations will be evaluated in the same manner as other potential nominees. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee as detailed in Article III.D of the Nominating and Corporate Governance Committee Charter.

The Bylaws of the Company set forth procedural requirements pursuant to which stockholders may make nominations to the Board of Directors. The Board of Directors or the Nominating and Corporate Governance Committee may not accept recommendations for nominations to the Board of Directors in contravention of these procedural requirements.

In order for a stockholder to nominate a person for election to the Board of Directors, the stockholder must give written notice of the stockholder's intent to make the nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than fifty nor more than seventy-five days prior to the meeting at which directors will be elected. In the event that less than sixty days prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Company must receive notice not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurred first.

The notice must set forth:
•the name and address of record of the stockholder who intends to make the nomination;
•a representation that the stockholder is a holder of record of shares of the capital stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•the name, age, business and residence address and principal occupation or employment of each proposed nominee;
•a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder;
•other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•the written consent of each proposed nominee to serve as a director of the Company if elected.

The Company may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a stockholder did not make a nomination in accordance with the foregoing procedure. If the presiding officer makes such a determination, the officer shall declare such determination at the meeting and the defective nomination will be disregarded.

Board Policies Regarding Communication with the Board of Directors and Attendance at Annual Meetings Stockholders may communicate with the full Board of Directors, non-management directors as a group or individual directors, including the Chairman of the Board, by submitting such communications in writing to the Company's Secretary, c/o the Board of Directors (or, at the stockholder's option, c/o a specific director or directors), 800 Manor Park Drive, Columbus, Ohio 43228. Such communications will be delivered directly to the Board.

The Company does not have a policy regarding Board member attendance at the annual meeting of stockholders; however, all directors of the Company attended the 2023 Annual Meeting of Stockholders.

Code of Ethics
The Company has adopted a Code of Conduct and Business Ethics which applies to all employees and directors of the Company, including the Company's principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. The Company's Board believes that the Code of Conduct and Business Ethics complies with the code of ethics required by the rules and regulations of the SEC. A copy of the Company's Code of Conduct and Business Ethics is available on the Company's website at www.coremt.com.

Securities Trading Policy
The Company has adopted an Insider Trading Policy, which applies to all employees and directors of the Company including the Company’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, as well as to each director. The Board believes that the Insider Trading Policy is designed to ensure compliance with all applicable insider trading rules.

Anti-Hedging and Anti-Pledging Policy
The Company's Insider Trading Policy includes an anti-hedging and anti-pledging policy, which states that directors, executives and all other employees are not permitted to (a) pledge the Company's securities as collateral for a loan or other obligation, (b) purchase, sell or trade in options (including puts or calls) to purchase or sell the Company's securities, (c) purchase the Company's securities on margin, (d) engage in "short sales", (e) hold the Company's securities in an account that is subject to a margin-call or (f) otherwise deal in derivative securities, which are based upon the Company’s securities.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consisted of Board Members Smith, Cellitti, Hellmold, Kowaleski none of whom, during 2023, was an officer or employee of the Company, nor had a relationship requiring disclosure under Item 404 of Regulation S-K (17 CFR §229.404). The Company did not have any compensation committee interlocks in 2023, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

DIRECTORS AND EXECUTIVE OFFICERS OF CORE MOLDING TECHNOLOGIES, INC.

Board of Directors

Name	Age	Title

Thomas R. Cellitti	72	Director, Chairman of the Board
David L. Duvall	55	President, Chief Executive Officer and Director
Ralph O. Hellmold	83	Director
Matthew E. Jauchius	54	Director
Sandra L. Kowaleski	60	Director
Salvador Miñarro	53	Director
Andrew O. Smith	61	Director

Thomas R. Cellitti
Chairman of the Board

Independent
Director Since: 2000
Age: 72
Education: Loyola University, Chicago (Master’s degree in Business Administration), Marquette University (Bachelor’s degree in Business Administration)

Thomas R. Cellitti was elected Chairman of the Board in June of 2020 and has served as a director of the Company since February 10, 2000. Mr. Cellitti previously was Chairman of the Nominating and Corporate Governance Committee and Chairman of the Executive Resource Committee. Prior to his retirement from Navistar Inc. ("Navistar”) in 2013, Mr. Cellitti was the Senior Vice President of Integrated Reliability and Quality, for Navistar since 2008. Prior to such time, Mr. Cellitti served as Vice President and General Manager, Medium Truck Division from 2004 to 2008, as well as Vice President and General Manager, Bus Vehicle Division from 1991 to 2004 for Navistar, where he led developing and implementing the business strategies. Prior to this time, Mr. Cellitti held positions in Manufacturing and Finance. Mr. Cellitti has also served on the board of various industry and nonprofit organizations as well as private corporations. Mr. Cellitti’s experience includes leadership in developing and implementing business strategies for profitable growth. Mr. Cellitti has a Master’s degree in Business Administration with a specialization in Finance from Loyola University of Chicago and a Bachelor’s degree in Business Administration from Marquette University.

Board Qualifications: As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Cellitti should serve as a director because of his in-depth insight and knowledge about manufacturing operations, quality, and business strategy as well as his extensive background in the powertrain, bus, and truck industries.

David L. Duvall
President and Chief Executive Officer

Director Since: 2018
Age: 55
Education: Stanford University (Master of Science in Mechanical Engineering), Purdue University (Bachelor of Science in Mechanical Engineering)

David Duvall joined the Company on October 22, 2018, as Chief Executive Officer and President. Mr. Duvall came to the Company from Signode Industrial Group, a Carlyle Group company, where he served as Group President of the Global Equipment & Tools division, from January 2017 to October 2018, when Signode was sold to Crown Holdings Inc. Prior to Signode, Mr. Duvall served as Senior Vice President and General Manager of Danfoss’ Global Hydrostatics Division from 2012 to 2017, based out of Germany. From 2008 to 2012 Mr. Duvall was Vice President and General Manager for the Global Valves business at Danfoss and led the carve-out of that business to form a stand-alone business within the Danfoss structure. Mr. Duvall has held various senior management roles in both the industrial and automotive sectors, including Americas General Manager for Fuel Tanks at TI Automotive (2005-2008) and Vice President of Operations with VITEC LLC (2003-2005). Mr. Duvall has a Master’s of Science in Mechanical Engineering from Stanford University and a Bachelor of Science in Mechanical Engineering from Purdue University.

Board Qualifications: As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Duvall should serve as a director because of his corporate management skills and experience, in-depth global operations insight, and strategy and business development knowledge.

Ralph O. Hellmold
Director

Independent
Director Since: 1996
Age: 83
Education: Columbia University (Master’s degree in International Relations), Harvard College (Bachelor of Arts)

Ralph O. Hellmold has served as a director of the Company since its formation on December 31, 1996. He was Managing Member of Hellmold & Co., LLC, an investment banking boutique specializing in mergers and acquisitions and working with troubled companies or their creditors until 2012, and is currently an investor. Prior to forming Hellmold & Co., LLC in 2004, Mr. Hellmold was president of Hellmold Associates which was formed in 1990, and Chairman of The Private Investment Banking Company which was formed in 1999. Prior to 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group. Prior to 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance since 1974 and co-founded Lehman’s Financial Restructuring Group. Mr. Hellmold is a Chartered Financial Analyst and has served as director, and on the audit committee, of other public corporations in the past. Mr. Hellmold has a Master’s degree in International Relations from Columbia University and a Bachelor of Arts degree from Harvard College.

Board Qualifications: As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Hellmold should serve as a director because of his extensive business, investment banking, finance and corporate management experience, as well as his in-depth understanding of the financial markets and a strong background in mergers and acquisitions.

Matthew E. Jauchius
Chairman of Audit Committee

Independent
Director Since: 2013
Age: 54
Education: University of Michigan (Master’s degree in Business Administration), The Ohio State University (Bachelor’s degree in Business Administration)

Matthew E. Jauchius has served as a director of the Company since January 1, 2013, and is Chairman of the Audit Committee. Mr. Jauchius is currently a partner of J5 Alpha LLC, a small business focused on fitness services. Mr. Jauchius previously served as Executive Vice President and Chief Marketing Officer at Fifth Third Bancorp, where he directed a substantial integrated marketing program from 2017 to 2021. From 2015 to 2016, Mr. Jauchius served as Executive Vice President and Chief Marketing Officer of Hertz Global Holdings, and from 2010 to 2015 Mr. Jauchius served as Executive Vice President and Chief Marketing Officer at Nationwide Mutual Insurance Company. Mr. Jauchius also served previously as Senior Vice President and Chief Strategy Officer at Nationwide. Prior to Nationwide, Mr. Jauchius served as Associate Principal at McKinsey & Company, Risk Advisor at Bank One (now Chase), and Senior Accountant at Ernst & Young. Mr. Jauchius’ experience includes strategy and growth, marketing and sales, company turnarounds, audit/risk management, and operational cost improvements, which includes support to the automotive, agriculture, and other manufacturing industries. Mr. Jauchius has a Master’s degree in Business Administration from the University of Michigan and a Bachelor’s degree in Business Administration from The Ohio State University. Mr. Jauchius is a Certified Public Accountant (inactive) in the State of Ohio.

Board Qualifications: As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Jauchius should serve as a director and Chair of the Company’s Audit Committee because of his in-depth insight and experience in marketing, strategy and business development.

Sandra L. Kowaleski
Chair of Nomination and Governance Committee

Independent
Director Since: 2020
Age: 60
Education: The Ohio State University (Bachelor’s degree in Chemical Engineering)

Sandra L. Kowaleski has served as a director of the Company since September 21, 2020. Ms. Kowaleski is the SVP and Chief Operations Officer of Hexion Corporation, where she is responsible for leading all end-to-end supply chain, environmental health and safety, and operations activities for Hexion, encompassing over twenty-five facilities globally. Before this role, Sandra held several senior roles with Stanley Black & Decker. Her responsibilities included strategic footprint optimization, a Greenfield site start-up in Mexico, and leading manufacturing locations supporting the Stanley Black & Decker Outdoor and Hand Tools Business Units. She also provided operational leadership to the integration activities and electrification strategy post-acquisition of MTD Products.

Ms. Kowaleski's experience includes global operational and manufacturing system optimization, leading business and culture transformations, supporting acquisition due diligence and integration, and strengthening financial results in manufacturing-focused businesses. From 2015 to 2020, Ms. Kowaleski was a Global Operations Leader of Momentive Performance Materials, a global leader in silicones and advanced materials serving the aerospace, automotive, transportation, electronics, and semiconductors industries. She has also held several executive-level operations and business leadership positions, including Vice President - Global Operations for Minerals Technologies and Vice President, General Manager – Functional Coatings & Manufacturing Operations for OMNOVA Solutions/GenCorp.

Prior board experience included the Board of Trustees for the OMNOVA Foundation, and she was an Advisory Board Member for the Industrial Systems & Welding Engineering department of The Ohio State University. She was also a Managing Director for a GmbH.

Ms. Kowaleski has a Bachelor's Degree in Chemical Engineering from The Ohio State University.

Board Qualifications: As a result of these and other professional experiences, the Board of Directors has concluded that Ms. Kowaleski should serve as a director because of her corporate management skills and experience, in-depth global operations insight, business development knowledge, and advanced materials and molding expertise.

Salvador Miñarro
Director

Independent
Director Since: 2023
Age: 53
Education: Instituto Panamericano de Alta Dirección de Empresas (Executive Masters of Business Administration), University of Southern California, (Master’s in Finance), Institute Tecnológico y de Estudios Superiores de Monterrey (Bachelor’s in Industrial Engineering)

Mr. Miñarro joined the Board of Directors on November 2, 2023. He is currently the Chief Executive Officer of Darnel Group, a company known for high-quality, eco-friendly packaging solutions. Before Darnel Group, he was the President and CEO of Vitro Automotive from June 2018 to June 2022, supplying parts to a significant portion of North American car productions.

His earlier career saw various leadership roles at Libbey, Inc., spanning from Corporate Vice President to CFO of a joint venture, showcasing his versatility and ability to manage operations across different regions and departments. Mr. Miñarro’s educational background includes an Executive MBA from Instituto Panamericano de Alta Dirección de Empresas, a Master’s in Finance from the University of Southern California, and a Bachelor’s in Industrial Engineering from Inst. Tecnológico y de Estudios Superiores de Monterrey.

Board Qualifications: His wide-ranging experiences in global leadership and managing complex business transformations make him a valuable member of the Board, driving forward the Company’s objectives with a balanced and informed approach.

Andrew O. Smith
Chairman of the Compensation Committee

Independent
Director Since: 2015
Age: 61
Education: University of Chicago (Law degree and a Master’s degree in Business Administration), University of Pennsylvania (Bachelor’s degree in Engineering and a Bachelor’s degree in Finance)

Andrew O. Smith has served as a director of the Company since August 6, 2015. From 1996 to 2023 he served in various positions at Yenkin-Majestic Paint Corporation/OPC Polymers ("YM/OPC"), a privately-held manufacturer and distributor of coatings resins and paints serving customers primarily in North America, ultimately becoming the President and Chief Executive Officer in 2019. In 2023 Mr. Smith became the Executive Chairman of OPC Polymers LLC, following the sale of YM’s paint business and the creation of OPC Polymers LLC. At YM/OPC Mr. Smith oversaw manufacturing, finance, information technology, legal, research and development, and strategic planning. Before joining YM/OPC Mr. Smith served as a principal in several entrepreneurial businesses, after beginning his career as a management consultant in the strategy practice of Booz Allen & Hamilton, where he advised major industrial and financial corporations. He also serves on the Boards of OPC Polymers LLC, the Buckeye Institute, and several other non-profit organizations. Mr. Smith has extensive experience and knowledge in manufacturing and materials development, supply chain and logistics, and financial statement analysis. He is a member of the bar of the State of New York and active in professional organizations including the Ohio

Manufacturers’ Association, the National Association of Manufacturers, and the American Coatings Association. Mr. Smith has a Law degree and a Master's degree in Business Administration both from the University of Chicago, and a Bachelor's degree in Engineering from the School of Engineering and Applied Science and a Bachelor's degree in Finance from the Wharton School of Business, both at the University of Pennsylvania.

Board Qualifications: As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Smith should serve as a director because of his in-depth insight and knowledge about manufacturing, materials technology, and executive leadership.

Executive Management

Name	Age	Position(s) Currently Held

Renee R. Anderson	60	Executive Vice President, Human Resources
David L. Duvall	55	President, Chief Executive Officer and Director
Eric L. Palomaki	42	Chief Operating Officer
John P. Zimmer	59	Executive Vice President, Secretary, Treasurer, and Chief Financial Officer

Biographical information for David Duvall, who also serves as one of our directors, is provided above in this Proxy Statement.

Renee R. Anderson

Executive Officer Since: 2019
Age: 60

Education: Montreat College (Bachelor’s degree in Business Administration), Western Carolina University (Master’s degree in Human Resource Management)

Renee Anderson joined CORE on January 7, 2019, appointed Executive Vice President of Human Resources. Renee’s professional history prior to her tenure at CORE includes, President and founder of Anderson Consulting Services, LLC, from 2016 to 2018, specialized in guiding organizations through the implementation of culture change initiatives. Additionally, before establishing Anderson Consulting Services, Ms. Anderson held the position of Human Resources Director for the Americas at Draexlmair, Tier 1 automotive supplier, from 2012 to 2016. In this role, she oversaw the human resources functions for a workforce of over 15,000 employees, driving initiatives to enhance employee engagement and organizational effectiveness. From 1987 to 2011, she held various Human Resource leadership positions of increasing responsibility within Sara-Lee, Danfoss and Alcan Medical. Ms. Anderson holds a Bachelor's degree from Montreat College in Business Administration, and a Master's degree from Western Carolina University in Human Resource Management.

Eric L. Palomaki

Executive Officer Since: 2018
Age: 42

Education: Jack Welch Management Institute (Master of Business Administration), Rensselaer Polytechnic Institute (Bachelor of Science in Mechanical Engineering)

Eric L. Palomaki joined the company on September 19, 2018, and was appointed to the position of Vice President of Operations. Mr. Palomaki was promoted to Executive Vice President of Operations, Research and Development in November, 2020 and was promoted to Chief Operating Officer in March, 2024. Prior to joining CORE, Mr. Palomaki was the Vice President of Advanced Manufacturing Engineering from 2013 to 2017 at Acuity Brands Lighting, a commercial lighting company with 12,000 employees generating $3.5 billion annually. Prior to Acuity Brands, Mr. Palomaki served in multiple roles in the automotive industry for North American Lighting in 2012 and 2013, and TRW Automotive from 2007 to 2012. Mr. Palomaki holds a Master of Business Administration from

Jack Welch Management Institute, and a Bachelor’s of Science in Mechanical Engineering from Rensselaer Polytechnic Institute.

John P. Zimmer

Executive Officer Since: 2013
Age: 59

Education: The Ohio State University (Bachelor’s degree in Business Administration)

John P. Zimmer joined the Company on November 4, 2013 and was appointed to the position of Vice President, Treasurer, Secretary and Chief Financial Officer on November 5, 2013. Mr. Zimmer has more than 35 years of finance and accounting experience. Prior to joining the company, Mr. Zimmer was Chief Financial Officer of Parex Group USA, Inc., a division of Parex Group, a $1 billion manufacturer of construction materials, from 2010 to 2013. Mr. Zimmer also served as Chief Financial Officer of The Upper Deck Company, LLC from 2006 to 2010. Prior to that, Mr. Zimmer was Vice President of Finance for Cardinal Health Pyxis Products, and held senior management roles with SubmitOrder, Inc., Cardinal Health and Deloitte & Touche. Mr. Zimmer has a Bachelor’s degree in Business Administration from The Ohio State University, and is also a Certified Public Accountant (inactive) in the State of Ohio.

The Company is not aware of any family relationships among any of the following persons or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of the Company, other than arrangements or understandings with directors or executive officers acting solely in their capacity as directors or executive officers.

EXECUTIVE COMPENSATION

Unless the context requires otherwise, in this Executive Compensation section, including the Compensation Discussion and Analysis and the tables which follow it, references to "we," "us," "our'' or similar terms are to the Company and our subsidiaries.

2023 Summary Executive Compensation Program
The Company's 2023 executive compensation program was designed to increase focus on growth and profitability, consistent with the 2022 program. The components of our compensation program in 2023 were as follows:
•Executive base pay with adjustments in line with market benchmarks.
•Annual short-term incentive plan ("STIP") based on achieving earnings before interest and taxes ("EBIT") and cash flows from operations targets.
•Long-term incentive plan ("LTIP") stock-based compensation awards determined based on performance and market benchmarks.

Even though customer demand slowed in 2023, the Company achieved record profitability levels as operational improvements and customer program price increases were implemented. In 2023, most of the Company’s financial metrics improved compared to 2022. The Company's 2023 summary financial results compared to 2022 as follows:
•Net sales decreased 5% in 2023 to $357,738,000 compared to $377,376,000 in 2022.
•Net income of $20,324,000, or an increase of 66%, compared to $12,203,000 in 2022.
•Earnings per share in 2023 of $2.31 compared to $1.44 in 2022.

Financial metrics used to determine management's compensation:
•EBIT increased by 47% to $26,537,000 from $18,003,000.
•Cash flows from operations increased by 81% to $34,424,000 from $18,982,000.
•Return on capital employed1 of 16.4% in 2023 compared to 12.8% in 2022.

1Return on capital employed equals EBIT divided by the sum of Total Stockholders’ Equity plus total long-term debt.

The Company overachieved its targeted EBIT before STIP by $7.0 million or 28% and its Operating Cash Flows target by $9.7 million, or 39%. As a result, the Company's STIP payout was 126% of targeted amounts. In 2022, the Company's STIP payout was 98% of target.

The Company awarded long-term stock-based compensation of 100% of the CEO and an average of 80% of the other NEO’s base salary at the time of grant in 2022 compared to 100% and 70% in 2021, respectively. Beginning in 2023, the Company modified its long-term incentive plan award program. The Company is transitioning its long-term incentive plan award program over a three-year period to eventually consist of 50% performance-based awards, based on meeting set financial targets over a three-year period, and 50% time-based awards. Since the change in the program will delay the number of shares available to vest over each of those three years, the program is being phased in with the percent of each annual award allocated to performance shares increasing each year. In 2023, 2024 and 2025 and thereafter, 10%, 30% and 50% of the Company’s long-term share awards will be performance based, respectively.

Compensation Discussion and Analysis
This compensation discussion and analysis describes the following aspects of our compensation system as it applies to our named executive officers:
•Our compensation philosophy and objectives;
•The means we employ to achieve our compensation objectives, including the establishment of total direct compensation and the mix within that compensation;
•The elements of compensation that are included within total direct compensation, as well as, other compensation items in addition to total direct compensation; and
•The reasons we have elected to pay these elements of compensation to achieve our compensation objectives and how we determine the amount of each element.

Our named executive officers for 2023 are Messrs. Duvall, Zimmer and Palomaki (the "NEOs").

Compensation Philosophy and Objectives
Our compensation philosophy is focused on incentivizing executives primarily through the use of base salary, annual short-term cash incentives and long-term equity-based incentive compensation in order to attract, motivate, reward and retain executives.

The Board of Directors has an articulated compensation philosophy with the following primary objectives:
•Attract, retain and encourage the development of highly qualified and motivated executives;
•Provide compensation that is competitive with our peers and defined marketplace;
•Provide compensation on both an annual and long-term basis and in a fashion that aligns the interests of executives with those of our stockholders in order to create long-term stockholder value; and
•Enhance the connection between our business results and the compensation of executives, linking a material portion of executive compensation with performance.

Means of Achieving Our Compensation Objectives
The three primary components of compensation for our NEOs include base salary, annual cash incentive compensation and long-term equity-based incentive compensation. Our NEOs also participate in our 401(k) plan and receive medical, dental, vision, short-term disability, long-term disability and life insurance benefits consistent with those benefits for our other corporate salaried employees.

Determination of Compensation
Our Compensation Committee reviews, evaluates and recommends compensation policies for our NEOs. All of the Compensation Committee members are familiar with the standard compensation levels in similar industries, and are knowledgeable regarding the current trends for compensating executive officers. The Board of Directors is responsible for the formal determination concerning compensation of NEOs; provided, however, that the Chief Executive Officer is not involved in, and abstains from, all discussions and decisions regarding his compensation as an executive officer. During 2023, the Compensation Committee retained Pearl Meyer & Partners LLC ("Pearl Meyer”) to assist in the review of 2023 compensation programs. In this regard, Pearl Meyer compiled competitive data for base salaries, non-equity compensation, and equity incentive awards from a peer group of companies to be used to benchmark the appropriateness and competitiveness of our executive compensation. During 2023, there were no fees paid to Pearl Meyer for services that were not related to executive or director compensation. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and determined that Pearl Meyer is independent and its work for the Compensation Committee does not raise any conflict of interest. The Compensation Committee also considered each NEOs individual performance, the compensation objectives described above and peer group performance described below in determining compensation. Past stockholder advisory votes are considered by the Compensation Committee as affirmation by our stockholders of the Company's compensation policies and practices with respect to our NEOs.

As part of its duty to review executive officer compensation programs, the Compensation Committee reviews and evaluates the Company's equity incentive programs with consideration of the peer benchmark data and the Board's overall compensation objectives. Stock grants are typically awarded in March in conjunction with performance criteria set by the Board in the first quarter of the first year of a three-year measurement period for performance shares.

Peer Group Analysis
To help facilitate the compensation review and to establish appropriate levels of compensation for directors and NEOs, the Board retained Pearl Meyer, a leading advisor on executive compensation, to compile competitive data for base salaries, non-equity compensation, and equity incentive awards from a peer group of companies. Because our market for executive talent is national, competitive data is reflective of the compensation levels of executives at companies of comparable size and complexity on both the local and national level. In addition, the information that is collected relates to companies with comparable manufacturing operations or geographic representation. The companies reviewed were publicly traded industrial companies in the United States and had median sales of approximately $416 million. The data reviewed for these peer companies was derived from the publicly available SEC filings of these organizations. The companies comprising the peer group reviewed for establishing 2023 compensation levels were as follows:

CECO Environmental Corp	Universal Stainless & Alloy	Twin Disc, Incorporated
Douglas Dynamics Inc.	Commercial Vehicle Group	Compx International Inc.
Gentherm Incorporated	DMC Global Inc.	Dorman Product Inc.
Hurco Companies, Inc.	The Eastern Company	FreightCar America, Inc.
Motorcar Parts of America	Graham Corporation	Helios Technologies, Inc.
Sifco Industries, Inc.	Stoneridge, Inc.	Manitex International, Inc.
Synalloy Corp	Myers Industries, Inc.	Strattec Security Corp.
UFP Technologies, Inc.
Horizon Global Corporation was removed from the peer group as the Company is no longer a public entity.

We used this competitive data to determine the applicable market median for executive compensation among the peer group, which serves as a benchmark for analyzing compensation for each of our executive positions. Non-equity compensation and equity awards can vary significantly from year to year in relation to the peer group, depending on the Company's performance in relation to that of the peer group. In years of higher profitability, the short-term incentive (non-equity compensation) and equity amounts awarded to our executive officers may exceed the corresponding market median amounts of our peer group. In contrast, during years of lower profitability the Company's short-term incentive and equity awards may fall below the corresponding market median amounts of our peer group.

We review the market quartiles from our peer group and base our compensation on our NEO's skills, experience and performance. We expect above average performance and our compensation system balances the cost of the compensation program with the expected performance.

An executive's actual total compensation could vary significantly depending upon the relationship between our actual performance and the performance of our peer group, particularly in regard to non-equity compensation. If our results are well above the peer group performance, executives have the opportunity to earn compensation that is well above the relevant market median. Conversely, executives may earn compensation that is well below the relevant market median if our performance is well below peer group levels.

Compensation Mix
We compensate our CEO and other NEOs through a combination of base salary, the opportunity for short-term incentive compensation and long-term equity-based incentive compensation. The amount of total direct compensation for our CEO and other NEOs is allocated among the various types of compensation in a manner designed to achieve our overall compensation objectives as described above.

Elements of Direct Compensation

Direct Compensation Element	Description	Additional Details
Base Salary	Provide predictable level of current income for our NEOs.	•Designed to attract and retain qualified executives. •Adjustments, if any, approved by the Board on an annual basis.
Short-term Incentive Program	Annual program for all salaried employees, including CEO and other NEOs, designed to align with stockholder interests by directly tying cash incentive payments to our overall financial performance.	•Each NEO has a STIP target as a percent of base salary. •The NEO's target decreases and increases based on Company performance compared to targets set by the Board at the beginning of the year.
Long-Term Stock-Based Compensation
Restricted Stock - Time and Performance Based Vesting	Granted to our CEO and other NEOs, directors and other key managers.
•No shares vest until a recipient’s third anniversary with the Company.
•For participants 65 years of age and older, grants vest over a one-year period.
•Accelerated vesting upon death, disability or "change-in-control".
•Award based on percentage of recipient’s base salary.
•Shares granted based on the award value divided by the Company's average of the high and low share price on the grant date.

Restricted Stock - Time Based Vesting Only
•Vests in three equal installments over the next three years following the grant date.
•90% of NEOs and Vice President recipients total restricted stock grant in 2023.
•Beginning in 2023, over a three-year period, the Company is transitioning to 50% performance-based vesting set by the Board at the date of grant. The Company will transition to the 50% level by 2025.

Long-Term Stock-Based Compensation Continued
Restricted Stock - Performance Based Vesting Only
•Vests 100% on third anniversary of original grant date.
•Vesting is subject to meeting performance goals set at grant date.
•Performance goals consist of improvement in Earnings Before Interest and Tax as a percent of sales and improvement of Return on Capital Employed targets.
•10% of NEOs and Vice President recipients total restricted stock grant in 2023.
•Beginning in 2023, over a three-year period, the Company is transitioning to 50% performance-based vesting set by the Board at the date of grant. The Company will transition to the 50% level by 2025.

Stock Appreciation Rights (SARs)	Granted to our CEO and other NEOs, directors and other key managers in 2019. All SARs were fully exercised as of December 31, 2023.
•Vests in three equal installments over the next three years following the grant date.
•Accelerated vesting upon death, disability or "change in control."
•Based on the award value divided by the Black-Scholes price on the grant date.
•SARs granted in 2019 as part of the Company’s turnaround plan to compensate for a successful turnaround. SARs were granted with a $10.00 strike price when the Company’s share price was $7.69.
•Expires on May 16, 2024

2023 Compensation Mix for CEO and NEOs
The annual short-term incentive and long-term equity-based incentive components ("Variable Compensation”) target was 66% and 62% of the CEO and other NEOs overall direct compensation, respectively, with the remaining 34% and 38% relating to base salary. In years of higher profitability, the short-term incentive and long-term equity amounts awarded to our executive officers could result in a compensation mix higher than our target. In contrast, during years of lower profitability our compensation mix of short-term incentive and long-term equity amounts could result in a compensation mix lower than our target.

Actual 2023 compensation consisted of the following mix:

CEO
31%
39%
30%
Salary
Short Term Incentive
Equity

Other NEOS
28%
36%
36%
Salary
Short Term Incentive
Equity

The resulting compensation mix related to Variable Compensation for our CEO and other NEOs for 2023 was approximately 69% and 64%, respectively. Salary and other compensation for our CEO and other NEOs for 2023 was approximately 31% and 36%, respectively. The Board considered the resulting compensation mix reasonable and appropriate in light of the performance achieved and the market amounts from our peer group.

Base Salary
We use base salaries to provide predictable level of current income for our CEO and other NEOs. Our base salaries are designed to assist in attracting, retaining and encouraging the development of qualified executives. The amount of each executive's annual base salary is based on that executive’s position, skills and experience, individual performance and the salaries of executives with comparable positions and responsibilities at peer companies. When establishing base salaries for our CEO and other NEOs, we do not consider awards previously made, including equity-based awards under our long-term incentive or short-term incentives plans. Base salary adjustments are approved by the Board, based upon recommendations of the Compensation Committee.

The Compensation Committee typically reviews officer compensation on an annual basis, and upon a new executive officer being appointed.

Base salaries for our NEOs were increased in June 2023 by 10%, 7.5% and 6.0% for Messrs. Duvall, Zimmer and Palomaki, respectively.

Short-term Incentive Plan ("STIP")

2023 STIP
The Company's STIP provides all salaried personnel with a target STIP percentage award of base salary based on an individual's position. The target STIP percentage for our CEO and other NEOs are as follows:

Position	STIP Target Percentage of Base Salary
CEO	100%
NEO	80%

The actual STIP payment percentage in 2023 can increase or decrease based on Company's actual performance compared to performance targets set by the Board. If the Company meets less than 65% of performance targets no payout related to that target is made. If the Company exceeds a performance target by 50% the STIP payment percentage reaches its maximum level of 150% of the target STIP percentage for the specific performance target. The STIP payment percentage incrementally increases for performance achievement between 65% and 150% of performance targets.

The Board set the following performance targets for 2023 (in thousands):

Measurement	Target Amount	Weight
EBIT (before STIP)	$24,503	75%
Operating Cash Flows	$24,767	25%

The Company's full year achievement of the targets are as follows (in thousands):

Measurement	Target Amount	Actual Weight
EBIT (before STIP)	$31,497	122%
Free Cash Flow	$34,424	138%

Based on performance, the Company achieved 126% of targeted STIP. Total STIP payments were $4.9 million with 36% being allocated to the NEOs.

The STIP Payout for our CEO and other NEO are as follows:

Position	Target STIP	Achievement	Payout Level (as a percent of base salary)
CEO	100%	126%	126%
NEO	80%	126%	101%

2022 STIP
The Company's STIP provided all salaried personnel with a target STIP percentage award of base pay based on an individual's position. The target STIP percentage for our CEO and other NEOs were as follows:

Position	STIP Target Percentage of Base Pay
CEO	100%
NEO	80%

The actual STIP payment percentage in 2022 could increase or decrease based on Company's actual performance compared to performance targets set by the Board. If the Company meets less than 80% of performance targets no payout related to that target is made. If the Company exceeds a performance target by 50% the STIP payment percentage could reach its maximum level of two times the target STIP percentage for the specific performance target. The STIP payment percentage incrementally increased for performance achievement between 80% and 150% of performance targets.

The Board set the following performance targets for 2022 (in thousands):

Measurement	Target Amount	Weight
EBIT (before STIP)	$19,639	70%
Free Cash Flow	$21,770	30%

The Company's full year achievement of the targets are as follows (in thousands):

Measurement	Target Amount	Actual Weight
EBIT (before STIP)	$21,940	112%
Free Cash Flow	$18,879	87%

Based on performance, the Company achieved 98% of targeted STIP. Total STIP payments were $3.8 million with 32% being allocated to the NEOs.

Long-Term Stock-Based Compensation
The Board administers the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan, (the "2021 Plan"). The 2021 Plan replaced, with stockholder approval, the 2006 Long-Term Equity Incentive Plan (the "2006 Plan") on May 13, 2021. The 2021 Plan allows for the grant of incentive and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance units and other awards.

The Board also administers the Core Molding Technologies, Inc. Employee Stock Purchase Plan, as amended by the stockholders in 2023 (the "Stock Purchase Plan"). The Stock Purchase Plan provides eligible employees, including NEOs, with the opportunity to acquire our common stock at a discounted purchase price, and thereby develop a further incentive for such individuals to share in our future success and further link and align the personal interests of such individuals to those of our stockholders.

The 2021 Plan and the Stock Purchase Plan are the primary methods for providing stock-based compensation to our NEOs.

Pursuant to the 2021 Plan, the Board of Directors has established an equity award program. The Compensation Committee reviews and considers equity incentive awards as part of its duty to review executive officer compensation programs. The Company makes equity awards at the March Board meeting in conjunction with setting financial performance targets for performance share awards. From time to time, we also may grant awards in connection with new hires and promotions at the time of those events.

In order to further link performance with compensation, beginning in 2023, the Company transitioned to allocating a portion of annual long-term awards with vesting based on performance criteria set by the Board in the first quarter of a three-year measurement period. The Company is transitioning over a three-year period to long-term awards for its CEO and other NEOs which will be 50% based on performance and 50% based on time. Since the change in the program will delay the number of shares available to vest over each of the three years during the transition, the program is being phased in with the percent of each annual award allocated to performance shares increasing each year. In 2023, 10% of the Company's annual share awards were performance based, and in 2024 and 2025 and thereafter, 30% and 50% of the Company’s annual share awards will be performance based, respectively.

Restricted Stock: Equity grants are based on Company targets, stock price, Company performance in the year immediately preceding the grant and the recipient's achievement of individual performance expectations. Award value, as a percent of annual base salary, made to the CEO and other NEOs were as follows:

	2023 Shares Awarded as Percent of Base Salary			2022 Shares Awarded as Percent of Base Salary
Executive	Performance Based	Time Based	Total	Performance Based	Time Based	Total
David Duvall	10%	90%	100%	—%	100%	100%
John Zimmer	10%	75%	85%	—%	70%	70%
Eric Palomaki	10%	70%	80%	—%	70%	70%

The Company's equity grants are part of the overall compensation mix for the NEOs and the Board believes that the current equity awards for each NEO help to achieve the Company's overall compensation objectives of incentivizing executives in order to attract, motivate and reward their efforts on behalf of the Company and its stockholders and sufficiently aligns the interests of the Company's NEOs with stockholders in order to achieve long-term growth.

In establishing the award levels for equity grants in 2023 and 2022, the Board did not consider the equity ownership levels of the recipients or compensation previously paid, including prior equity awards that were fully vested. The Board's primary focus in granting such equity awards is to focus on retention of executives in light of prevailing competitive conditions and to motivate executives in ways that support our strategic direction.

Time Vested Restricted Stock: In 2023 and 2022, the Board granted our CEO, other NEOs, directors and other key managers shares of restricted common stock pursuant to the 2021 Plan. To reinforce the commitment to long-term results and retain named executive officers, each restricted stock grant vests over a period of time determined at the date of grant. Vesting of all shares granted accelerates upon death, disability or "change-in-control" (as described in the 2021 Plan). Restricted shares granted are determined based on the award value divided by the Company's average of the high and low share price on the grant date.

Time based vesting restricted stock awards made to the CEO and other NEOs in 2023 and 2022 at the date of grant were as follows:

	2023		2022
	Restricted Stock Shares	Restricted Stock Value	Restricted Stock Shares	Restricted Stock Value
David Duvall	37,634	$601,200	64,231	$668,000
John Zimmer	20,199	$322,700	28,538	$296,800
Eric Palomaki	16,856	$269,300	25,173	$261,800

Performance Based Restricted Stock: In order to further link performance with compensation, beginning in 2023, the Company transitioned to allocating a portion of annual long-term awards with vesting based on performance criteria set by the Board in the first quarter of a three-year measurement period. The Company is transitioning over a three-year period to long-term awards for its CEO and other NEOs which will be 50% based on performance and 50% based on time. Since the change in the program will delay the number of shares available to vest over each of the three years during the transition, the program is being phased in with the percent of each annual award allocated to performance shares increasing each year. In 2023, 10% of the Company's annual share awards were performance based, and in 2024 and 2025 and thereafter, 30% and 50% of the Company’s annual share awards will be performance based, respectively. Vesting of all shares occurs upon the third anniversary of the grant date of the shares based on meeting financial performance targets set by the Board at the time of the award grant. Share awards accelerate upon death, disability or "change-in-control" (as described in the 2021 Plan) based on performance achieved at the time of the event. Restricted share grants are determined based on the award value divided by the Company's average of the high and low share price on the grant date.

Performance based restricted stock awards made to the CEO and other NEOs in 2023 and 2022 at the date of grant were as follows:

	2023		2022
	Performance Restricted Stock Shares	Performance Restricted Stock Value	Performance Restricted Stock Shares	Performance Restricted Stock Value
David Duvall	4,182	$66,800	—	$—
John Zimmer	2,244	$35,800	—	$—
Eric Palomaki	1,873	$29,900	—	$—

Premium Priced Stock Appreciation Right ("SARs"): In 2019, the Board granted our CEO, other NEOs, directors and other key managers SARs pursuant to the 2006 Plan. SARs granted in 2019 were part of the Company’s turnaround plan to compensate for a successful turnaround and to partially offset the reduction in restricted share awards. SARs were granted with a $10.00 strike price when the Company’s share price was $7.69. To reinforce the commitment to long-term results and retain NEOs, each SARs grant vests in three equal installments over the three (3) years following the date of the grant, with all SARs grants being fully vested upon death, disability or "change-in-control" (as described in the 2006 Plan). SARs granted are determined based on the award value divided by the Black-Scholes price on the grant date. The Company did not grant any SARS in 2023 or 2022. All SARs were fully exercised as of December 31, 2023.

Employee Stock Purchase Program. We maintain the Stock Purchase Plan, as referenced above, under which all of our United States employees, including our NEOs, are permitted to participate. Accumulated employee elective payroll deductions are used to purchase shares of our common stock quarterly on or about January 1, April 1, July 1 and October 1 at a 15% discount to the average of the high and low trading price of the common stock on the NYSE

American on the last business day of the fiscal quarter of the plan. The Board believes that this broad based plan encourages stock ownership by our employees.

Other Elements of Compensation
Benefits. We provide our NEOs with medical, dental, vision, short-term disability, long-term disability and life insurance benefits under the same programs used to provide benefits to our other United States based salaried employees.

40l(k) Plan. We maintain a defined contribution tax-qualified retirement plan called the "Core Molding Technologies, Inc. 401(k) Retirement Savings Plan" (the "401(k) Plan"), which provides for broad-based employee participation, including for our NEOs. The 40l(k) Plan is designed to encourage savings for retirement, as we do not maintain a defined benefit plan that provides a specified level of income following retirement for NEOs or other employees.

Beginning, January 1, 2022, the Company modified its 401(k) Plan benefits for all employees, including our NEOs. Under the 401(k) Plan, all of our eligible employees, including our NEOs, may contribute earnings on a pre-tax basis to the 401(k) Plan up to the maximum limit then in effect under applicable law, and receive matching contributions from us that are subject to vesting over time. The matching contribution equals 100% of the first 3% and 50% of the next 2% of earnings deferred by each participant to the 401(k) Plan, which includes all salary and wages that are subject to income tax withholding (except for disqualifying dispositions of incentive stock options and vesting of restricted stock awards). In addition, we make an annual Board discretionary employer contribution equal up to 2.5% of each participant's base salary.

Prior to 2022, under the 401(k) Plan, all of our eligible employees, including our NEOs, could contribute earnings on a pre-tax basis to the 401(k) Plan up to the maximum limit then in effect under applicable law, and receive matching contributions from us that are subject to vesting over time. The matching contribution equaled 25% of the first 6% of earnings deferred by each participant to the 401(k) Plan, which included all salary and wages that were subject to income tax withholding (except for disqualifying dispositions of incentive stock options and vesting of restricted stock awards). In addition, we made an automatic employer contribution equal to 3% of each participant's base salary. This contribution was made for all eligible employees, regardless of whether they make any pre-tax contributions. Finally, if a participant is at least age 35, we could make a retirement contribution based upon such participant's base salary, which equaled 1.5% of such participant’s earnings if such participant is age 35 to 44, and 3.5% of base salary if such participant is age 45 or older. This contribution is subject to Board approval, and was made only if the participant is employed on the last day of the year.

We offer the 401(k) Plan because it provides our employees, including our NEOs, with a way to save for retirement. We evaluate the 40l(k) Plan for competitiveness in the marketplace from time to time, but we do not anticipate taking the level of benefits provided into account in determining our executives' overall compensation packages in the coming years.

Perquisites. In general, we believe that perquisites should not constitute a consequential portion of any NEOs’ compensation. As a result, any perquisites received by the Company's NEOs were de minimis, and none of the Company's NEOs received perquisites in excess of $1,000.

Stock Ownership Guidelines. The Company has established share ownership guidelines for our CEO and NEOs to better align our executives’ interest with our stockholders. The guidelines provide that the executives must maintain Company shares equal in market value to established guidelines. The executives have a five-year accumulation period starting on the date of their first equity related compensation while in an executive position. The Company stock ownership guidelines for our executives are as follows:

Position	Ownership Requirement (Multiple of base salary)
CEO	3x
NEO	2x

As of December 31, 2023, our CEO and NEOs have met their ownership requirements.

2023 Say on Pay Results. The Compensation Committee gives significant weight to the advisory vote on executive compensation (say on pay) vote. At the 2023 annual meeting of stockholders, approximately 98% of the votes cast were in favor of the say on pay advisory proposal. Considering the level of stockholder support of the Company’s executive compensation practices the Company decided to maintain its general philosophy on pay for 2024. The Compensation Committee recognizes the ever-evolving compensation landscape and will continue to monitor stockholder feedback on this subject.

Compensation Clawback Policy. In 2023, the Compensation Committee adopted a new clawback policy, which applies to our current and former executive officers and mandates the recovery of any erroneously awarded incentive-based compensation in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. Pursuant to the policy, the Board mandates reimbursement or forfeiture of any excess incentive-based compensation received by any executive officer during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer had it been based on the restated results, as determined by the Board. The policy requires the Board to recover any excess incentive-based compensation by a method determined in its sole discretion, unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 or the applicable NYSE American rules.

Executive Severance and Employment Arrangements. We have entered into executive employment and/or severance agreements with each NEOs that specify payments in the event the executive officer's employment is terminated under certain circumstances. We believe that such agreements serve to assure the stability and continuity of our executive officers upon, among other things, the occurrence of any change in control event, as well as to assure the effectiveness of existing retention and incentive features of the Company's compensation program. See further disclosure below under "Potential Payments Upon Termination or Change in Control" for more information.

Conclusion
Our compensation programs are designed and administered in a manner consistent with our executive compensation philosophy and objectives. Our programs emphasize the retention of key executives and appropriate rewards for results. Our Compensation Committee monitors these programs in recognition of the marketplace in which we compete for talent, and will continue to emphasize pay-for-performance and equity-based incentive programs that reward our NEOs for results that are consistent with our stockholders' interests.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based upon our review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee
Andrew O. Smith, Chairman
Thomas Cellitti
Ralph O. Hellmold
Salvador Miñarro

Summary Compensation Table
The table below summarizes the total cash and non-cash compensation paid or earned by each named executive officer for the years ended December 31, 2023, 2022 and 2021.

The Company has entered into employment agreements with the named executive officers and has entered into certain executive severance agreements as further described below under "Potential Payments upon Termination or Change of Control." Additional information related to each component of compensation for each named executive officer is provided above in the Compensation Discussion and Analysis.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation (4) ($)	Total ($)

David L. Duvall President and Chief Executive Officer	2023 2022 2021	705,880 645,011 583,846	- - -	668,000 668,000 1,544,501(5)	892,233 630,894 401,044	21,450 19,625 23,200	2,287,563 1,963,530 2,552,591

John P. Zimmer EVP, Chief Financial Officer	2023 2022 2021	442,092 410,865 371,539	- - -	358,500 296,800 287,789	447,043 320,656 204,168	21,450 19,625 23,200	1,269,085 1,047,946 886,696

Eric Palomaki Chief Operating Officer	2023 2022 2021	386,438 361,299 324,615	- - -	299,200 261,800 220,996	390,766 282,964 178,383	21,450 19,625 17,400	1,097,854 925,688 741,394

(1)The column for “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” has been omitted from this table because no compensation is reportable thereunder.

(2)The amounts in the Stock Awards column reflect the aggregate fair value of restricted stock awards and performance stock awards at target level of performance, based on the fair value on the date of grant, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the footnote entitled "Stock Based Compensation" to the Company's audited financial statements for the years ended December 31, 2023, 2022, and 2021 included in the Company's Annual Reports on Form 10-K as filed with the SEC. The ASC Topic 718 grant date fair value of the performance stock awards granted in 2023 at maximum level of performance are as follows: Mr. Duvall $110,211, Mr. Zimmer $53,772 and Mr. Palomaki $44,890.

(3)The amounts in the Non-Equity Incentive Plan Compensation column represent compensation awarded to our named executive officers under the Company's annual short-term incentive plan. Such compensation is earned by the named executive officers based upon the Company's financial performance as described in the "Compensation Discussion and Analysis" section above. The amounts in this column were earned for the years ended December 31, 2023, 2022, and 2021 and were paid to each named executive officer in the year following the year earned.

(4)The amounts in All Other Compensation include contributions by the Company to its 401(k) Plan for salaried employees. The Company makes contributions to its 40l(k) Plan in several ways. These contributions are made on earnings up to annual limitations set by the Internal Revenue Service. For more information on our 401(k) Plan, see "401(k) Plan" section of our Compensation Discussion and Analysis on page 27 of this Proxy Statement. Matching contributions for the year ended December 31, 2023 were $13,200 for Mr. Duvall, Mr. Zimmer and Mr. Palomaki. Retirement contributions during the year ended December 31, 2023 were $8,250 for Mr. Duvall, Mr. Zimmer and Mr. Palomaki. Matching contributions for the year ended December 31, 2022 were $12,000 for Mr. Duvall, Mr. Zimmer and Mr. Palomaki. Retirement contributions during the year ended December 31, 2022 were $7,625 for Mr. Duvall, Mr. Zimmer and Mr. Palomaki. Matching contributions for the year ended December 31, 2021 were $4,350 for Mr. Duvall, Mr. Zimmer and Mr. Palomaki. Retirement contributions during the year ended December 31, 2021 were $18,850 for Mr. Duvall and Mr. Zimmer, and $13,050 for Mr. Palomaki.

(5)In addition to its normal annual stock grant, the Board granted Mr. Duvall an additional $1,000,000 of restricted stock in 2021 to recognize the successful turnaround of the Company and Mr. Duvall's prior decision to waive guaranteed cash incentives in 2020 and 2019 of $550,000 each year.

Outstanding Equity Awards at December 31, 2023

Name	Number of Shares or Units of Stock that Have Not Vested(1) (#)	Market Value of Shares of Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) (#)
David L. Duvall	117,939	$2,185,410	4,182	$77,492
John P. Zimmer	46,208	$856,234	2,244	$41,581
Eric L. Palomaki	39,003	$722,726	1,873	$34,707

(1)No restricted stock awards vest prior to a recipient’s third anniversary of employment with the Company. Subject to the three-year anniversary vesting requirement, all restricted stock award grants vest one-third each year after they are issued, assuming required stock ownership thresholds are met, as further described above in "Compensation Discussion and Analysis." Mr. Duvall, Zimmer and Palomaki have met the three-year anniversary and the ownership requirements of the plan for all unvested grants.

(2)Represents unvested restricted stock awards granted in 2021, 2022 and 2023. The market value of the stock awards is based on the closing sales price of the Company's common stock on the NYSE American stock exchange as of the last business day of the year ended December 31, 2023, which was $18.53 per share.

(3)Represents performance shares granted in 2023 at target amounts, that may range from 0% to 150% based on performance, which are earned and payable following the end of the three-year performance period that concludes on December 31, 2026. The market value of the performance stock awards is based on the closing sales price of the Company's common stock on the NYSE American as of the last business day of the year ended December 31, 2023, which was $18.53 per share. Stock appreciation rights were granted to our CEO and other NEOs, directors and other key managers in 2019. All SARs were fully exercised as of December 31, 2023.

Potential Payments upon Change in Control or Termination

We have entered into employment agreements with each of our named executive officers that provide for, in the circumstances set forth below, certain benefits upon the occurrence of a change in control. The following describes the payments that each named executive officer would receive upon the occurrence of the events set forth below.

Payments upon a Termination in connection with a Change in Control
In the event of a change of control if the Company terminates our NEOs employment without cause or the NEOs terminates employment for good reason, the NEOs will be entitled to receive, as severance:
•Accrued but unpaid base salary through the date of termination;
•Accrued and unused vacation pay;
•Any earned but unpaid amounts arising under such NEOs’ participation in the Company's compensation plans and programs prior to the termination;
•In lieu of any further salary payments for periods subsequent to the date of termination, a lump-sum payment equal to 2.99 times the sum of (a) the average of base salary as reported on such named executive officer's W-2 form for the 5 calendar years prior to the year in which termination occurs and (b) the average of the cash short term incentive payments ("STIP") earned by the executive officer as reported on the executive officer's W-2 form for the 5 calendar years prior to the year in which such termination occurs; provided, however that the sum of the amounts in clauses (a) and (b) above shall not exceed 2.99 times of the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, or any successor provision; and
•A cash severance equal to the market value of all unvested shares determined using the closing price of Company's common stock as of the date of Executive's termination.

Payments upon a Termination not in connection with a Change in Control
If the Company terminates the employment of the NEO without cause or if the NEO terminates employment for good reason, within the agreement's specified period, the applicable NEO shall be entitled to:
•Full base salary earned through date of termination at the rate then in effect at the time notice for termination is given;
•Accrued and unused vacation pay;
•Any earned but unpaid amounts arising under such NEO's participation in the Company's compensation plans and programs prior to the termination;
•Twenty-four months of continued compensation for the CEO and twelve months of continued compensation for other NEOs;
•If such termination occurs before the completion of an applicable measuring period, NEO will receive the full target incentive award amount of the STIP NEO would have received had NEO continued to be employed through the end of such period; and
•A cash severance equal to the market value of all unvested shares determined using the closing price of Company's common stock as of the date of Executive's termination.

As used above, the terms "cause," "good reason," and "change in control" shall have the meaning ascribed to such terms in the Executive's employment agreement.

Restricted Stock. Assuming the employment of a named executive officer was terminated due to death or disability, as of December 31, 2023, each named executive officer would be entitled to accelerated vesting of unvested restricted stock awards. In the event of a Change in Control, each named executive officer would be entitled to accelerated vesting of unvested restricted stock awards on the date of consummation of the Change in Control. All named executive officers who terminate for any other reason shall forfeit all rights to any unvested restricted stock awards.

Performance Restricted Stock. Assuming the employment of a named executive officer was terminated due to death or disability, as of December 31, 2023, each named executive officer would be entitled to accelerated vesting of the performance shares based on 100% achievement of the performance measures of the award at target level. In the event of a Change in Control, the performance shares vest on the date of consummation of the Change in Control at an award level based on 100% achievement of the performance measures of the award at target level. In the event a Change in Control occurs after the end of a performance period but prior to the vesting date, the performance shares that have not been previously cancelled and forfeited will become fully vested and payable, based on the Company's actual achievement of the performance measures during the Performance Period. All named executive officers who terminate for any other reason shall forfeit all rights to any unvested performance stock awards.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive "compensation actually paid" (as defined by SEC rules) and certain financial performance metrics of the Corporation for the last three fiscal years. In determining the "compensation actually paid" to our named executive officers, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years, as the SEC's valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both as previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for 2023, 2022 and 2021. The Compensation Committee did not rely on the pay versus performance disclosure when making its incentive compensation decisions.

The following table sets forth information concerning the compensation of our principal executive officer, or "PEO," and, on an average basis, the compensation of our other named executive officers, or "non-PEO NEOs," for each of the years ending December 31, 2023, 2022 and 2021, as such compensation relates to our financial performance for each such year. The PEO for each of the years presented within the following tables was David L. Duvall, President and Chief Executive Officer. The non-PEO NEOs for each of the years presented were John P. Zimmer, EVP and Chief Financial Officer, and Eric Palomaki, Chief Operating Officer.

	Summary Compensation Table for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table for non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Core Molding Technologies, Inc.	Net Income
2023	$2,287,563	$3,403,077	$1,183,470	$1,551,475	$142.65	$20,324,000
2022	$1,963,530	$2,665,682	$986,817	$1,193,100	$153.18	$12,203,000
2021	$2,552,591	$1,219,459	$814,045	$480,470	$60.23	$4,671,000

Reconciliation of Summary Compensation Table and Compensation Actually Paid

	2023		2022		2021
	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Total Compensation from Summary Compensation Table	$2,287,563	$1,183,470	$1,963,530	$986,817	$2,552,591	$814,045
Adjustments for Equity Awards
Adjustment for grant date values in Summary Compensation Table	(668,000)	(328,850)	(668,000)	(279,297)	(1,544,501)	(254,393)
Year-end fair value of unvested awards granted in the current year	774,850	381,468	834,360	348,853	956,949	157,618
Year-over-year difference of year-end fair values for unvested awards granted in prior years(1)	444,890	133,389	434,352	109,057	(377,665)	(193,596)
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	563,774	181,998	101,440	27,670	(367,915)	(43,204)
Compensation Actually Paid	$3,403,077	$1,551,475	$2,665,682	$1,193,100	$1,219,459	$480,470

(1) Change in Market is for any period the award was unvested. Once award vests, the award is excluded from the calculation.

The Company targets 66% and 62% of the PEO and non-PEO NEOs compensation, respectively, to be performance based. The Company's STIP and LTIP compensation is structured to be impacted by financial performance and cash flows which impact stockholder return. For a description of the Compensation Committee's processes, policies, and considerations when setting compensation and evaluating performance, please see the "Compensation Discussion and Analysis" beginning on page 18 of this Proxy Statement.

In 2023 the PEO and non-PEO NEOs compensation actually paid ("CAP") reflects the Company's improved operational performance and total stockholder return.

CAP Compared to Shareholder Return
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
CAP
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
TSR Based on Initial $100 Investment
2021
2022
2023
Actual Compensation Paid NEO
Actual Compensation Paid - PEO
Total Share Holder Return

CAP Compared to Net Income
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
CAP
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
Net Income
2021
2022
Actual Compensation Paid NEO
Actual Compensation Paid - PEO
Net Income

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based incentive awards to attract and retain qualified candidates to serve on the Board of Directors. The Compensation Committee reviews annually the adequacy and competitiveness of the amount of the annual director's fee and committee fees and makes adjustments as it deems appropriate. As previously noted, the Board engaged Pearl Meyer to complete a comprehensive compensation survey, which included peer group analysis of non-employee director compensation. In June 2023, the Compensation Committee reviewed this survey information.

The non-employee directors are compensated on an annual basis as follows:

Cash Compensation	Annual Compensation (paid quarterly)
Director Fee (excluding Chairman)	$78,750
Chairman Director Fee	$115,500
Audit Committee Chairman Fee	$8,000
Compensation Committee Chairman Fee	$5,000
Nominating and Corporate Governance Committee Chairman Fee	$5,000

In March 2023, the Board granted our non-employee directors shares of restricted common stock equivalent to the approximate value of one year's cash compensation, pursuant to the 2021 Plan. No restricted stock award grants vest prior to a director's third anniversary of service with the Company. For directors age 64 and younger, each restricted stock grant vests in three (3) equal installments over the next three (3) years following the date of the grant. For directors 65 and older, each restricted stock grant vests in one installment upon the one year anniversary of the grant date. Vesting of restricted stock grants accelerates upon death, disability or "change-in-control" (as described in the 2021 Plan). Awards made to non-employee directors in 2023 were as follows:

Director	Restricted Stock Awards
Thomas R. Cellitti	6,886
James F. Crowley(1)	5,008
Ralph O. Hellmold	4,695
Matthew E. Jauchius	5,196
Sandra L. Kowaleski	4,695
Salvador Miñarro(2)	—
Andrew O. Smith	5,008

(1)Mr. Crowley passed away on August 24, 2023.
(2)Mr. Miñarro was elected on November 1, 2023, which was after the 2023 Grant, therefor no grant was issued.

Stock Ownership Guidelines. The Company has established share ownership guidelines for our non-employee directors to better align our directors’ interest with our stockholders. The guidelines provide that the non-employee directors must maintain Company shares equal in market value to established guidelines. The non-employee directors have a five-year accumulation period starting on the date of their first equity related compensation while in a director position. The Company stock ownership guidelines for our directors is as follows:

Position	Ownership Requirement (Multiple of cash compensation)
Director	3x

As of December 31, 2023, all non-employee directors have met their ownership requirements, except for Salvador Miñarro, whose ownership requirement will begin in March 2029.

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2023.

Name and Principal Position(1)(2)	Fees Earned or Paid in Cash ($)	Restricted Stock Awards(3) ($)	Total ($)
Thomas R. Cellitti	114,125	110,004	224,129
James F. Crowley(4)	40,938	80,002	120,940
Ralph O. Hellmold	79,064	75,003	154,067
Matthew E. Jauchius	85,814	83,006	168,820
Sandra L. Kowaleski	79,064	75,003	154,067
Salvador Miñarro(5)	19,688	—	19,688
Andrew O. Smith	81,564	80,002	161,566

(1)The columns for “Bonus”, “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” has been omitted from this table because no compensation is reportable thereunder.

(2)David L. Duvall, the Company's current President and Chief Executive Officer during the year ended December 31, 2023 is not included in this table, as he was an employee of the Company and thus received no compensation for his service as a director. The compensation received by Mr. Duvall as an employee of the Company is shown above in the Summary Compensation Table.

(3)The amounts in the Restricted Stock Awards column reflect the aggregate fair value of restricted stock awards based on the fair value on the date of grant, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the footnote entitled "Stock Based Compensation" to the Company's audited financial statements for the year ended December 31, 2023 included in the Company's Annual Reports on Form 10-K as filed with the SEC.

(4)Mr. Crowley passed away on August 24, 2023.

(5)Mr. Miñarro was elected on November 1, 2023, which was after the 2023 Grant, therefor no grant was issued.

Outstanding Equity Awards at December 31, 2023

Name	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares of Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Thomas R. Cellitti	6,886	$127,598	-	-
Ralph O. Hellmold	4,695	$86,998	-	-
Matthew E. Jauchius	12,771	$236,647	-	-
Sandra L. Kowaleski	11,563	$214,262	-	-
Salvador Miñarro(3)	—	$—
Andrew O. Smith	11,875	$220,044	-	-

(1)For directors 64 and younger, restricted stock award grants vest one-third each year after they are issued. For directors 65 and older, restricted stock grants vest on the first anniversary of the grant.

(2)The market value of the restricted shares is based on the closing sales price of the Company's common stock on the NYSE American as of the last business day of the year ended December 31, 2023, which was $18.53 per share.

(3)Mr. Miñarro was elected on November 1, 2023, which was after the 2023 Grant, therefor no grant was issued.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the following persons to file initial statements of beneficial ownership on a Form 3 and changes of beneficial ownership on a Form 4 or Form 5 with the Securities and Exchange Commission and to provide the Company with a copy of those statements:

•executive officers and directors of the Company; and

•persons who beneficially own more than 10% of the issued and outstanding shares of common stock of the Company.

Based solely upon a review of the reports furnished to us, or written representations from reporting persons that all other reportable transactions were reported, we believe that during the year ended December 31, 2023, our directors, executive officers and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a), with the exception of: (1) one Form 4 unintentionally filed late on behalf of James Highfield reporting a sale of shares on March 17, 2023, (2) five Forms 4 unintentionally filed late on behalf Renee Anderson, David Duvall, James Highfield, Eric Palomaki and John Zimmer reporting withholding of shares of stock to satisfy tax obligations in connection with vesting of restricted stock on May 12, 2023, (3) four Forms 4 unintentionally filed late on behalf Renee Anderson, David Duvall, Eric Palomaki and John Zimmer reporting withholding of shares of stock to satisfy tax obligations in connection with vesting of restricted stock on June 15, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, none of whom is an employee of the Company. The Audit Committee is governed by a charter as reassessed and approved by the Board of Directors on March 7, 2024. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

During the year ended December 31, 2023, the Audit Committee met four times. The Audit Committee discussed the interim financial information contained in quarterly earnings announcements with both management and the independent registered public accounting firm, Crowe LLP ("Crowe"), prior to the public release of quarterly information.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Crowe a formal written statement describing all relationships between Crowe and the Company that might bear on Crowe's independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with Crowe any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. The Audit Committee also discussed with management and Crowe the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with Crowe their audit scope and their identification of audit risks.

The Audit Committee discussed and reviewed with Crowe all communications required by auditing standards generally accepted in the United States of America, including those matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, and, with and without management present, discussed and reviewed the results of Crowe's examination of the financial statements. Management also discussed with Crowe those matters required to be discussed under the regulations of the SEC and U.S. Public Company Accounting Oversight Board.

The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023, with management and Crowe. Management has the responsibility for the preparation of the Company's financial statements and Crowe has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Audit Committee
Matthew E. Jauchius, Chairman
Ralph O. Hellmold
Andrew O. Smith

OWNERSHIP OF COMMON STOCK

Beneficial Owners
The table below sets forth, to the knowledge of the Company, the only beneficial owners, as of March 22, 2024 of more than 5% of the outstanding shares of common stock of the Company.

Number of Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
GAMCO Asset Management Inc.	936,390(2)	10.2%
Gabelli Funds, LLC
GAMCO Asset Management Inc.
Teton Advisors, Inc.
MJG Associates, Inc.
One Corporate Center
Rye, NY 20580

Renaissance Technologies LLC	516,764(3)	5.6%
800 Third Ave
New York, NY 10022

BlackRock, Inc.	483,333(4)	5.3%
50 Hudson Yards
New York, NY 10001

(1)The "Percent of Class" computation is based upon the total number of shares beneficially owned by the named person or group divided by the sum of 9,149,451 shares of common stock outstanding on March 22, 2024.

(2)The information presented is derived from Amendment No. 22 to Schedule 13D, as filed with the SEC on March 16, 2023 by Mario J. Gabelli and certain entities which he directly or indirectly controls or for which he acts as chief investment officer, including Gabelli Funds, LLC, GAMCO Asset Management, Inc. Teton Advisors Inc. and MJG Associates, Inc. According to the Schedule 13D filing, of these 936,390 shares of Common Stock, 317,100 shares are beneficially owned by Gabelli Funds, LLC, 461,236 shares are beneficially owned by GAMCO Asset Management, Inc., 153,054 shares by Teton Advisors Inc., and 5,000 shares are beneficially owned by MJG Associates, Inc., as the parent company of GAMCO Investors, Inc., GAMCO Investors, Inc., as the parent company of the foregoing entities, and Mario Gabelli, as the majority stockholder of GGCP, Inc. may be deemed to have beneficial ownership of the 936,390 shares owned beneficially by Gabelli Funds, LLC, GAMCO Asset Management, Inc., Teton Advisors Inc. and MJG Associates, Inc., except as otherwise provided in the Schedule 13D filing, each entity has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be as of March 14, 2023.

(3)The information presented is derived from Amendment No. 6 to Schedule 13G, as filed with the SEC on February 13, 2024, by Renaissance Technologies LLC. According to the Schedule 13G filing, Renaissance Technologies LLC beneficially owns 516,764 shares of common stock of the Company, has sole voting power over 516,764 of those shares and sole dispositive power over the entire amount beneficially owned, as of December 29, 2023.

(4)The information presented is derived from Schedule 13G, as filed with the SEC on January 29, 2024, by BlackRock, Inc. According to the Schedule 13G filing, BlackRock, Inc. owns 483,333 shares of common stock of the Company, has sole voting power over 474,319 of those shares and sole dispositive power over the entire amount beneficially owned, as of December 29, 2023.

Board and Management
The table below sets forth, as of March 22, 2024, the number of shares of common stock beneficially owned by each director of the Company, by each nominee for election as director of the Company, by each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and by all directors, nominees and executive officers as a group. The information concerning the persons set forth below was furnished in part by each of those persons.

Number of Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Renee R. Anderson	85,065(2)	*
Thomas R. Cellitti	97,145(3)	1.1%
David L. Duvall	449,397(4)	4.9%
Ralph O. Hellmold	40,944(5)	*
Matthew E. Jauchius	57,294(6)	*
Sandra L. Kowaleski	36,495(7)	*
Salvador Miñarro	4,106(8)	*
Eric L. Palomaki	144,426(9)	1.6%
Andrew O. Smith	89,950(10)	*
John P. Zimmer	193,070(11)	2.1%
All directors, nominees and executive officers as a group (11 persons)	1,197,892	13.1%

*Less than 1%

(1)The "Percent of Class" computation is based upon the total number of shares beneficially owned by the named person or group divided by 9,149,451 shares of common stock outstanding on March 22, 2024.

(2)Includes: (i) 52,209 shares of common stock as to which Ms. Anderson has sole voting and investment power; (ii) 31,066 shares of restricted stock subject to future vesting conditions; and (iii) 1,790 shares of performance based stock subject to future vesting conditions.

(3)Includes: (i) 91,123 shares of common stock as to which Mr. Cellitti has sole voting and investment power and (ii) 6,022 shares of restricted stock subject to future vesting conditions.

(4)Includes: (i) 301,500 shares of common stock as to which Mr. Duvall has sole voting and investment power; (ii) 132,219 shares of restricted stock subject to future vesting conditions and (iii) 15,678 shares of performance based stock subject to future vesting conditions.

(5)Includes (i) 30,838 shares of common stock as to which Mr. Hellmold has sole voting and investment power; (ii) 6,000 shares of common stock as to which Mr. Hellmold shares voting and investment power with his wife and (iii) 4,106 shares of restricted stock subject to future vesting conditions.

(6)Includes: (i) 41,732 shares of common stock as to which Mr. Jauchius shares voting and investment power with his wife; and (ii) 15,562 shares of restricted stock subject to future vesting conditions.

(7)Includes: (i) 9,730 shares of common stock as to which Ms. Kowaleski has sole voting and investment power; (ii) 12,400 shares of common stock as to which Ms. Kowaleski shares voting and investment power with her father and (iii) 14,365 shares of restricted stock subject to future vesting conditions.

(8)Includes: (i) 4,106 shares of restricted stock subject to future vesting conditions.

(9)Includes: (i) 92,652 shares of common stock as to which Mr. Palomaki has sole voting and investment power; (ii) 44,946 shares of restricted stock subject to future vesting conditions and (iii) 6,828 shares of performance based stock subject to future vesting conditions.

(10)Includes: (i) 75,377 shares of common stock as to which Mr. Smith has sole voting and investment power; and (ii) 14,573 shares of restricted stock subject to future vesting conditions.

(11)Includes: (i) 3,897 shares of common stock as to which Mr. Zimmer has sole voting and investment power; (ii) 128,434 shares of common stock as to which Mr. Zimmer shares voting and investment power with his wife; (iii) 52,789 shares of restricted stock subject to future vesting conditions and (iv) 7,950 shares of performance based stock subject to future vesting conditions.

AUDIT FEES

The aggregate fees paid or accrued to Crowe LLP for professional services rendered for the audit of the Company's annual financial statements and the review of financial statements included in the Company's quarterly report on Forms 10-Q were $670,000 and $551,000 for the years ended December 31, 2023 and 2022, respectively.

AUDIT RELATED FEES

No fees were paid or accrued to Crowe LLP for assurance related services by Crowe LLP for the years ended December 31, 2023 and 2022.

TAX FEES

No fees were paid or accrued to Crowe LLP for tax compliance, tax advice, or tax planning services by Crowe LLP for the years ended December 31, 2023 and 2022.

ALL OTHER FEES

There were no fees billed to the Company for 401(k) audit services for the year ended December 31, 2023 and 2022, or tax related services by Crowe LLP for the years ended December 31, 2023 and 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

During 2023 and through the date of this Proxy statement, there has not been any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any Board member, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest (as defined in Item 404 of Regulation S-K (17 CFR§229.404)). It is our internal policy that all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, be reviewed and approved by the Board of Directors. Under Item 404 of Regulation S-K, this requirement would generally apply to transactions exceeding $120,000 between us and any related persons.

LIMITATION ON OWNERSHIP

The Company's Certificate of Incorporation and Bylaws contain certain provisions designed to discourage specific types of transactions involving an actual or threatened change of control of the Company. These provisions, which are designed to make it more difficult to change majority control of the Board of Directors without its consent, include the following:

Removal of Directors - This provision provides that a director of the Company may be removed with or without cause only upon the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Supermajority Approval - This provision requires that a merger and certain other transactions (as outlined in the Certificate of Incorporation) be approved by the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of the Company’s common stock. Such affirmative vote is required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law.

Amendments - This provision requires that any amendment to the provisions relating to the removal of directors be approved by the holders of at least 80% of the then outstanding shares of voting stock, and any amendment to provisions requiring the approval of the holders of at least 66 2/3% of the then outstanding shares of voting stock be approved by the holders of at least 66 2/3% of the then outstanding shares of voting stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Composition of the Board of Directors

At the annual meeting, the stockholders will elect seven (7) directors to hold office until the election and qualification of their successors or until their earlier resignation, death, disqualification or removal from office.

The intention of the proxies is to vote the shares of common stock they represent for the election of David L. Duvall, Thomas R. Cellitti, Ralph O. Hellmold, Matthew E. Jauchius, Sandra L. Kowaleski, Salvador Miñarro and Andrew O. Smith, unless the proxy is marked to indicate that such authorization is expressly withheld. Each nominee is currently a member of the Board of Directors. All of the nominees have stated their willingness to serve and the Company is not aware of any reason that would cause any of the nominees to be unavailable to serve as a director should they be elected at the annual meeting. If any of the nominees should become unavailable for election, the proxies may exercise discretionary authority to vote for a substitute nominee proposed by the Board of Directors. Information with respect to the background and experience of each of the seven nominees currently serving on the Board of Directors is set forth above under the heading "Directors and Executive Officers of Core Molding Technologies, Inc."

Under Delaware law and the Bylaws of the Company, the stockholders will elect as directors the seven (7) nominees receiving the greatest number of votes, subject to the Voting Policy adopted by the Board that provides that any nominee who receives a greater number of votes "withheld" than votes "for" such election shall submit notice of resignation for consideration by the Board within 90 days from the date of the election, and shall recuse himself or herself from all deliberations on his or her resignation. The Board shall consider all of the relevant facts and circumstances in its consideration of the action to be taken with respect to such offer of resignation. To the extent that any resignation is accepted, the Board will consider whether to fill such vacancy or vacancies or to reduce the size of the Board. The Company will count shares of common stock as to which voting authority is "withheld" for quorum purposes but will not count those shares toward the election of directors or toward the election of individual nominees specified in the form of proxy.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MEMBERS DUVALL, CELLITTI, HELLMOLD, JAUCHIUS, KOWALESKI, Miñarro AND SMITH.

PROPOSAL NO. 2
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is presenting the following proposal, which gives you the opportunity to vote on a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to SEC rules. This disclosure includes the Compensation Discussion and Analysis ("CD&A"), the compensation tables, and the accompanying narrative compensation disclosures. Stockholders are asked to vote on the following resolution:

RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the Company's 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that executive compensation is an important matter for our stockholders. Our executive compensation philosophy and practice continue to be to pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement - our CD&A, the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

This proposal, commonly known as the "say-on-pay" proposal, gives you the opportunity to express your view. This non-binding advisory vote is not intended to address any specific item of compensation, but rather the overall compensation policies and practices with respect to our named executive officers as described in this proxy statement. It is our current intent, subject to your vote, to provide you with this non-binding advisory vote annually.

While this vote is non-binding advisory and will not be binding on the Company or the Board, it will provide valuable information to our Compensation Committee regarding stockholder sentiment about our executive compensation. The Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. We invite stockholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under "Board Policies Regarding Communication with the Board of Directors."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE CORE MOLDING TECHNOLOGIES, INC.
2021 LONG-TERM EQUITY INCENTIVE PLAN

General Information

At the annual meeting, the stockholders will be asked to approve an amendment (the “Plan Amendment”) to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (the “2021 Plan” and together with the Plan Amendment, collectively the “Amended 2021 Plan”). On March 7, 2024, the Board adopted the Plan Amendment, subject to stockholder approval. If approved, the Plan Amendment would (1) authorize an additional 170,000 shares of common stock of the Company for issuance under the 2021 Plan and (2) increase the maximum value of all equity and cash-based compensation that may be granted to a non-employee director in any calendar year to $275,000, effective May 16, 2024. The Plan Amendment would not make any other changes to the 2021 Plan. If the Plan Amendment is not approved by the Company’s stockholders, the 2021 Plan will continue to operate in accordance with its current terms.

The purpose of the 2021 Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee directors to contribute to the Company’s growth and financial performance for the benefit of the Company’s stockholders. The Board believes that the Plan Amendment will allow us to remain competitive among our peers and to continue to promote these interests. In addition, the number of shares of common stock that remain available for issuance under the 2021 Plan may not be sufficient to satisfy our equity compensation needs for 2025 and beyond. There are currently approximately 152,498 shares of common stock remaining available for issuance under the 2021 Plan. As of March 22, 2024, approximately 23 of our regular, full-time employees held outstanding equity awards.

The stockholders of the Company originally approved the 2021 Plan on May 13, 2021. At that time, the 2021 Plan authorized an aggregate of 924,823 shares of common stock, consisting of (1) 410,000 shares of common stock authorized for issuance under the 2021 Plan and (2) approximately 514,823 shares previously available for grant under the 2016 Long-Term Equity Incentive Plan. With the proposed 170,000 share increase under the Plan Amendment, 1,094,823 will be authorized for issuance under the Amended 2021 Plan.

The following table identifies key features of the Amended 2021 Plan:

Independent Committee Administration	The 2021 Plan is administered by our Compensation Committee comprised entirely of non-employee directors.
No Evergreen Provision	The 2021 Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2021 Plan.
Limit on Shares Authorized	Under the 2021 Plan, the aggregate number of shares that may be issued is 1,094,823. In addition, any outstanding award under the 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) that are forfeited, cancelled or reacquired by the Company will become available for reissuance under the 2021 Plan.
Plan Share Counting	All shares subject to stock options, stock appreciation rights or similar awards, the value of which awards are based solely on an increase in the value of the shares after the date of grant, will count against the 2021 Plan’s reserve on 1:1 basis for each share subject to the award. For all other awards (generally referred to as “full value” awards), shares subject to such awards will also count against the 2021 Plan’s reserve on a 1:1 basis for each share subject to the award.
No Discounted Stock Options or Stock Appreciation Rights	Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or stock appreciation right previously granted by an entity that is acquired by or merged with the Company).

No Repricing of Stock Options or Stock Appreciation Rights	The 2021 Plan prohibits the re-pricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities) without stockholder approval.
No Liberal Share “Recycling”	The 2021 Plan provides that any share (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy any tax withholding obligation with respect to any award, (iii) covered by a stock appreciation right issued under the plan that are not issued in connection with settlement in shares upon exercise, or (iv) repurchased by the Company using option exercise proceeds will not be added back (“recycled”) to the 2021 Plan.
Minimum Vesting Period	A maximum of 5% of the aggregate number of shares available for issuance under the 2021 Plan may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year, subject to limited exceptions in case of substituted awards in connection with acquisitions and awards received in lieu of other earned cash compensation.
Acceleration of vesting	The 2021 Plan restricts non-change in control acceleration of vesting to a recipient’s death or disability.
No Liberal Change in Control Definition	The 2021 Plan prohibits any award agreement from having a change in control provisions that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation) of a change in control transaction.
No Dividends or Dividend Equivalent Amounts Paid on Unvested Awards	The 2021 Plan prohibits the payment of dividends or dividend equivalent amounts on awards until those awards are earned and vested.
Award Subject to Forfeiture, Clawback, Reduction, Recoupment	Awards under the 2021 Plan are subject to forfeiture, clawback, reduction, cancellation or recoupment or other penalties to the extent a participant receives any amount in excess of the amount the participant should otherwise have received for any reason including by reason of a financial restatement, inaccurate financial statements or performance metrics, calculation mistakes or other errors.

The following is a summary of the material terms of the Amended 2021 Plan and is qualified in its entirety by reference to the 2021 Plan, attached hereto as Appendix A, and the Plan Amendment, attached hereto as Appendix B, to this proxy statement.

Summary of the Amended 2021 Omnibus Plan

Administration

The Compensation Committee of the Board (the “Compensation Committee”) administers the 2021 Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2021 Plan. The Compensation Committee may delegate the authority to grant awards to one or more officer or director, subject to any terms, conditions or limitations the Compensation Committee may impose. However, the Compensation Committee may not delegate such authority with respect to awards granted to officers subject to Section 16 of the Exchange Act or if such delegation would cause the 2021 Plan not to comply with applicable laws or exchange rules. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2021 Plan may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2021 Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability or the lapse of any restrictions relating to any outstanding award. The Compensation Committee has authority to interpret the 2021 Plan, and establish rules and regulations for the administration of the 2021 Plan. In addition, the Board may exercise the powers of the Compensation Committee at any time, except with respect to the grant of awards to our executive officers.

Eligible Participants

Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to the Company or any of its affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2021 Plan.

Shares Available for Awards and Other Limits on Awards

The Amended 2021 Plan would provide for the issuance of up to 1,094,823 authorized shares of common stock, as well as shares subject to any outstanding awards under the 2006 Plan that are forfeited, cancelled or reacquired by the Company will become available for re-issuance under the 2021 Plan. In addition, if awards issued under the 2021 Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2021 Plan. The number of shares available for awards under the 2021 Plan will be reduced by one share for each share covered by a “full value award”. A full value award is any award other than a stock option, stock appreciation right or similar award, the value of which is based solely on an increase in the value of the shares after the date of grant of such award.

Certain awards under the Amended 2021 Plan are subject to the following limitations:
•The maximum number of shares subject to any award or awards denominated in shares granted to any one person who is an employee, consultant, independent contractor or advisor may not exceed 200,000 shares in the aggregate in any calendar year.
•A maximum of 924,823 shares will be available for granting incentive stock options under the 2021 Plan, subject to the provisions of Sections 422 or 424 of the Internal Revenue Code or any successor provision.
•The maximum value of all equity and cash-based compensation granted to a non-employee director in any calendar year cannot exceed $275,000 (and for this purpose, equity value is determined using grant date value under applicable financial accounting rules). Furthermore, the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
•The Compensation Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan.

If any shares subject to any award, or to which an award relates, granted under the 2006 Plan and the 2021 Plan are forfeited or are reacquired by the Company, or if any award terminates without the delivery of any shares, such shares will again be available for future awards under the 2021 Plan. Any shares subject to an award granted under either plan (a) used to pay the exercise price of stock options via a “net exercise” or otherwise, (b) withheld or tendered to pay tax withholding obligations with respect to an award, (c) subject to a stock appreciation right that are not issued when such right is settled, and (d) repurchased using stock option exercise proceeds will not be available for future issuance under the 2021 Plan.

Types of Awards and Terms and Conditions

The 2021 Plan permits the granting of:
•stock options (including both incentive and non-qualified stock options);
•stock appreciation rights (“SARs”);
•restricted stock and restricted stock units (including performance shares and performance share units);
•dividend equivalents; and
•other stock-based awards (which may be payable in shares, cash, or other forms).

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2021 Plan or any other compensation plan. Awards can be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of the Company’s common stock or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis.

The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR except if the award is in substitution for an award previously granted by an entity acquired by the Company. The fair market value of a share will be the closing price of one share as reported on the NYSE American as of the applicable date, unless otherwise determined by the Compensation Committee. The term of awards will not be longer than ten (10) years (except that award agreements may provide, to the extent consistent with Section 409A of the Internal Revenue Code, in the event the exercise of the award is tolled not more than thirty (30) days because the exercise would otherwise violate applicable law or any Company policy).

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Compensation Committee, subject to the minimum vesting provisions described above. For example, awards may, at the Compensation Committee’s discretion, be conditioned upon a participant’s completion of a specified period of service, or upon the achievement of one or more performance goals (including goals specific to the participant's individual performance) established by the Compensation Committee, or upon any combination of service-based or performance-based conditions (subject to minimum vesting requirements). A restricted stock or restricted stock unit award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (other than performance of service alone) is generally referred to as a performance share or performance share unit (PSU) award. Rights to dividends or dividend equivalent amounts during the restricted period are discussed below.

Dividend Equivalents. Dividend equivalents entitle holders to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of dividends paid by the Company to its stockholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents may not be awarded with respect to grants of options, stock appreciation rights or any other awards the value of which is based solely on an increase in the value of shares after the grant date. Dividends and dividend equivalent amounts with respect to any share underlying any other award may be accrued but not paid to a holder until all conditions or restrictions, including vesting, relating to such share have been satisfied.

Other Stock-Based Awards. The Compensation Committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our shares of common stock. Any shares of common stock delivered pursuant to a purchase right must be purchased for consideration having a value equal to at least one hundred percent (100%) of the fair market value of the shares on the date the purchase right is granted.

Duration, Termination and Amendment. If approved, unless discontinued or terminated by the Board, the 2021 Plan will expire on May 13, 2031. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2021 Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board and, pursuant to the delegation of its authority, the Compensation Committee may amend, alter or discontinue the 2021 Plan at any time, although prior stockholder approval must be obtained for any action that would increase the number of shares of common stock available, increase the award limits under the 2021 Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or expand the class of persons eligible to receive awards under the 2021 Plan. Stockholder approval is also required for any action that would, absent such approval, violate the rules and regulations of NYSE American or any other securities exchange applicable to the Company. Any amendment to the 2021 Plan, or any outstanding award, is subject to compliance with all applicable laws, rules and policies of any applicable governmental entity or securities exchange, including any required approval.

The Compensation Committee may amend or terminate any outstanding award, but (except as provided below with respect to certain corporate transactions) not without the consent of any award recipient or beneficiary if such action would adversely affect the rights of the holder of the award.

Corporate Transactions

Upon any reorganization, merger, consolidation, split-up, spin-off, take-over bid, or any other similar corporate transaction, the Compensation Committee or the Board may provide for any of the following:

•Termination of any award, whether or not vested, in exchange for the amount of cash and/or securities, if any, with a fair market value equal to the amount that would have been received upon the exercise of the award or the realization of the award holder’s vested rights or the replacement of the award with other vested rights or securities with an equivalent fair market value;
•Assumption or substitution of any award by the successor or survivor corporation, with appropriate adjustment to the number and kind of shares and exercise price;
•Subject to the limitations provided below, acceleration of the exercisability or the vesting of any award, notwithstanding the terms in any award agreement; or
•Prevention of additional vesting or exercisability of any award after a specified date.

Prohibition on Repricing Awards

Without the approval of stockholders, (a) no option or SAR may be amended to reduce its exercise or grant price, (b) no option or SAR may be cancelled and replaced with an option or SAR having a lower exercise price and (c) no option or SAR may be cancelled or repurchased for cash or other securities, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2021 Plan.

Transferability of Awards

No award under the 2021 Plan (other than fully vested and unrestricted shares) and no right under any such award are transferable other than by will or by the laws of descent and distribution, and no award (other than fully vested and unrestricted shares) or right under any such award may be pledged, alienated, attached or otherwise encumbered. However, the Compensation Committee may permit an award to be transferred to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Compensation Committee may allow award recipients to designate a beneficiary or beneficiaries to exercise the rights of the award recipient and receive any property distributable with respect to any award in the event of an award recipient’s death.

Forfeiture, Clawback and Recoupment

All awards granted under the 2021 Plan are subject to forfeiture, clawback, reduction, cancellation or recoupment or other penalties to the extent a participant receives any amount in excess of the amount the participant should otherwise have received for any reason including by reason of a financial restatement, inaccurate financial statements or performance metrics, calculation mistakes or other errors.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by the Company.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Restricted Stock Awards. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. In contrast, unrestricted stock grants are taxable at grant. An award holder who makes, and files with the Internal Revenue Service, an Internal Revenue Code Section 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain (or loss) generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends to accrue while the restricted stock is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards. Recipients of grants of restricted stock units (including performance share units) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the restricted stock unit is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes, the Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2021 Plan. However, Section 162(m) of the Internal Revenue Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. Therefore, compensation paid annually to an executive covered by Section 162(m) of the Internal Revenue Code under the 2021 Plan in excess of $1 million generally will not be deductible.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six (6) months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2021 Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of the Company’s common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

Share Usage
Set forth below is information regarding shares currently outstanding under the 2021 Plan and prior plans. The Company made its annual award grant to employees in March 2024 and those awards are included in the data below. The 2021 Plan is the sole equity compensation plan under which future awards can be made.

Selected data as of March 22, 2024:

Restricted stock units outstanding (unvested)	467,531
Performance restricted stock units outstanding (unvested)	54,464
Shares remaining for grant under the 2021 Plan	152,498

With the proposed 170,000 share increase under the Plan Amendment, 844,493 will be available for issuance under the Amended 2021 Plan, including the number of shares subject to unvested equity awards outstanding, which represents approximately 9.2% of our 9,149,451 shares outstanding as of March 22, 2024, such percentage referred to as the “overhang percentage.”

Our three-year average “burn rate” was 2.94% for fiscal years 2021 through 2023. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percentage of our shares outstanding.

Based on the closing price on the NYSE American for our shares of common stock on March 22, 2024 of $18.72 per share, the aggregate market value as of that date of the 170,000 additional shares of common stock requested for issuance under the Plan Amendment is $3,182,400.

If the Plan Amendment is approved, the Company’s total potential dilution from the shares available for issuance under the 2021 Plan would increase from 1.7% as of March 22, 2024 to 3.5%. The Compensation Committee has considered this potential dilution level and believes that the resulting dilution levels would be within normal competitive ranges.

In determining the number of additional shares to request for approval by our stockholders under the Plan Amendment, our management team worked with advisors and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating this proposal. We are also mindful of the ratio of our stock-based compensation to our performance over time. In addition, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. Subject to assumptions, the Committee currently anticipates that the proposed 170,000 additional shares of common stock under the Plan Amendment are expected to satisfy the Company’s equity compensation needs for approximately two years.

Existing Plan Benefits
Although we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants under the Amended 2021 Plan during the remainder of the 2024 fiscal year or in future periods due to the discretionary nature of the Amended 2021 Plan, we did award our annual equity grants for fiscal year 2024 on March 7, 2024. If the Plan Amendment is approved, additional grants of awards under the Amended 2021 Plan will be in the discretion of the Compensation Committee.

The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table on page 29 and each group listed below the number of shares of common stock issuable pursuant to performance restricted stock awards granted under the 2021 Plan and the number of shares of common stock issuable pursuant to RSUs awarded under the 2021 Plan, in each case, since the 2021 Plan’s inception on May 13, 2021 through March 22, 2024 (without regard to whether any grants were subsequently forfeited, terminated or canceled). No other grants were made during this same period under any other compensation plans.

NAME AND POSITION		ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[1]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[2] (#)
	GRANT DATE	THRESHOLD (#)	TARGET (#)	MAX. (#)
David Duvall President and Chief Executive Officer	3/7/2024	5,748	11,496	17,244	26,825
	3/10/2023	2,091	4,182	6,273	25,089
	5/12/2022	—	—	—	42,821
	5/13/2021	—	—	—	37,484
John Zimmer EVP, Chief Financial Officer	3/7/2024	2,853	5,706	8,559	13,314
	3/10/2023	1,122	2,244	3,366	13,466
	5/12/2022	—	—	—	19,025
	5/13/2021	—	—	—	6,984
Eric Palomaki Chief Operating Officer	3/7/2024	2,478	4,955	7,433	11,562
	3/10/2023	937	1,873	2,810	11,238
	5/12/2022	—	—	—	16,782
	5/13/2021	—	—	—	5,364
All current executive officers as a group	3/07/2024	11,079	22,157	33,236	51,701
	3/10/2023	5,045	10,089	15,134	60,532
	5/12/2022	—	—	—	94,064
	5/13/2021	—	—	—	54,723
All current non-employee directors as a group	3/07/2024	—	—	—	27,491
	3/10/2023	—	—	—	9,933
	5/12/2022	—	—	—	15,657
	5/13/2021	—	—	—	5,653
All employees, excluding current executive officers, as a group	3/07/2024	3,163	6,326	9,489	15,512
	3/10/2023	824	1,648	2,472	26,115
	5/12/2022	—	—	—	39,203
	5/13/2021	—	—	—	7,673

1These columns present information about performance restricted stock awards granted during 2023 and 2024 pursuant to the 2021 Plan. The payout of the performance restricted stock will generally be determined based on the achievement of specific metrics calculated over a three-year performance period.

2This column presents information about RSUs awards from 2021 to 2024 pursuant to the 2021 Plan.

Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the Plan Amendment with the SEC pursuant to the Securities Act of 1933 as soon as practicable after approval of the Plan Amendment by our stockholders.

Equity Compensation Plan Information
See page 18 of this Proxy Statement for the Company’s equity compensation plan information as of December 31, 2023.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2021 PLAN.

PROPOSAL NO. 4
APPROVAL TO AMEND AND RESTATE THE COMPANY'S
CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF OFFICERS

At the annual meeting, the stockholders will be asked to approve an amendment and restatement of the Certificate of Incorporation of the Company, as amended (the “Charter”), to provide exculpation from liability for officers of the Company from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company and to integrate into a single instrument all of the provisions of the Charter which are currently in effect and operative, including previous amendments. The amendment providing for exculpation of officers is discussed in greater detail below and the full text of the Amended and Restated Certificate of Incorporation of Core Molding Technologies, Inc. is attached hereto as Appendix C (the “Charter Amendment”).

The proposal would add a new article of the Charter to read in its entirety as follows:

ARTICLE XII. LIMITATION OF OFFICERS; LIABILITY

Section 1. Limitation of Officers’ Liability.

A.No officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, as of the date of such amendment.

B.Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Background

The Company is incorporated in the State of Delaware and therefore subject to the Delaware General Corporation Law (“DGCL”). The DGCL permits Delaware corporations to limit or eliminate the directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for intentional misconduct or knowing violations of the law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” These exculpatory provisions for directors are currently included in the Company’s Certificate of Incorporation.

Recently, the Delaware legislature amended the DGCL to permit Delaware corporations to provide similar exculpatory protections for officers of corporations. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations, and yet only directors were protected by the exculpatory provisions. In addition, Delaware courts experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers to prolong litigation and extract settlements from defendant corporations. As adopted, amended Section 102(b)(7) protects officers under limited circumstances as explained below.

Conditions and Limitations to Exculpation under Section 102(b)(7)

As amended, Section 102(b)(7) of the DGCL provides important conditions and limitations on a corporation’s exculpation of its officers for monetary damages from breaches of fiduciary duty.

•Exculpation is only available for breaches of the fiduciary duty of care.
•Exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and its stockholders and not for personal gain).
•Exculpation is not available for intentional misconduct or knowing violations of the law.
•The protections of Section 102(b)(7) are limited to monetary damages only, so that claims against officers for equitable relief are available.
•Exculpation is not available in connection with derivative claims on behalf of the corporation by a stockholder.

Reasons for the Proposal

The Board believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

The Board believes that DGCL 102(b)(7) and the Charter Amendment remedy the inconsistent treatment of officers and directors under the DGCL and the Charter, despite directors and officers having similar fiduciary duties. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. Limiting concern about personal risk empowers both directors and officers to best exercise their business judgment in furtherance of stockholder interests. The Board also considered that, unlike director exculpation, officer exculpation may not be provided in connection with claims brought against an officer by or in the right of the Corporation.

The Board of Directors also noted that several other states already permit corporations to eliminate or limit officer liability, and the Board of Directors believes it is appropriate for public companies in states that allow exculpation of officers to include exculpation clauses in their certificates of incorporation. In the time since DGCL 102(b)(7)’s enactment, many Delaware companies have adopted exculpation clauses limiting the personal liability of officers in their certificates of incorporation. The Board anticipates that similar exculpation provisions will increasingly be adopted by the Company’s peers and others with whom the Company competes for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers.

A Delaware corporation seeking to extend the benefits of the newly amended Section 102(b)(7) to its corporate officers must amend its certificate of incorporation, as the protections do not apply automatically and must be embedded in the corporation’s certificate of incorporation to be effective. Accordingly, the Board has determined it advisable and in the best interests of the Company and its stockholders to seek approval for the Charter Amendment.

Effect of the Proposal if Approved

The Charter Amendment would provide for the elimination of personal monetary liability for certain officers only in connection with direct claims brought by stockholders, subject to the limitations described under the heading “Conditions to Exculpation Under Section 102(b)(7).” As is the case with directors under the Charter, the Charter Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

If the Charter Amendment is approved by the stockholders at the annual meeting, it will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. In accordance with the DGCL, however, the Board may abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Crowe LLP to audit the financial statements of the Company for the year ending December 31, 2024. Crowe has been the Company's independent auditor since August 2009. The Company expects a representative of Crowe to attend the annual meeting. The Company will provide the representative with an opportunity to make a statement if he or she desires to do so. The Company expects that the representative will be available to respond to appropriate questions.

The Company is presenting the appointment of Crowe LLP as independent registered public accounting firm for ratification at the annual meeting. While ratification by stockholders of this appointment is not required by law or the Certificate of Incorporation or Bylaws of the Company, the Board believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board of Directors will consider that fact when it appoints an independent registered public accounting firm for the next fiscal year. The Board has adopted policies requiring the Audit Committee to pre-approve all audit and non-audit services provided by the Company's independent registered public accounting firm. All auditing services and non-audit services provided by Crowe LLP for the year ended December 31, 2023 have been approved by the Audit Committee.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE.

OTHER MATTERS

The management of the Company and the Board of Directors of the Company know of no matters to be brought before the annual meeting other than as set forth above. If, however, any other matters are properly presented to the stockholders for action, it is the intention of the persons named in the proxy to vote at their discretion on all matters on which the shares of common stock represented by such proxies are entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas R. Cellitti
April [ ], 2024	Chairman of the Board

CORE MOLDING TECHNOLOGIES, INC.
ATTN: INVESTOR RELATIONS
800 MANOR PARK DRIVE
COLUMBUS, OH 43228-0183

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NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
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To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01) David L. Duvall 02) Thomas R. Cellitti 03) Salvador Miñarro 04) Ralph O. Hellmold 05) Matthew E. Jauchius
06) Sandra L. Kowaleski 07) Andrew O. Smith

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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0000636957_1 R1.0.0.6

**ANNUAL MEETING OF STOCKHOLDERS OF**
**CORE MOLDING TECHNOLOGIES, INC.**
**May 16, 2024**
**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:**
The Notice of Meeting, Annual Report, Proxy Statement and Proxy Card are available at http://colsec.coremt.com.

**Please sign, date and mail your proxy card in the envelope provided as soon as possible.**

Please detach along perforated line and mail in the envelope provided.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

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**CORE MOLDING TECHNOLOGIES, INC.**
**THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS**
**For the Annual Meeting of Stockholders**
**To be held on May 16, 2024**

The undersigned stockholder appoints David L. Duvall and John P. Zimmer, as proxies with full power of substitution, to vote the shares of voting securities of Core Molding Technologies, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's Headquarters, 800 Manor Park Drive, Columbus, Ohio, on May 16, 2024, at 9:00 a.m., Eastern Daylight Savings Time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxies are instructed to vote as directed on the reverse side. **If no direction is made, this proxy will be voted FOR ALL nominees listed in Proposal 1; FOR Proposals 2, 3, 4 and 5; and FOR any other properly raised matter at the discretion of the proxies.**

0000636957_2 R1.0.0.6

**Continued and to be signed on reverse side**

APPENDIX A
CORE MOLDING TECHNOLOGIES, INC.
2021 LONG-TERM EQUITY INCENTIVE PLAN
Section 1.    Purpose
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's stockholders.

Section 2.    Definitions
As used in the Plan, the following terms shall have the meanings set forth below:

a.“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

b.“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

c.“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

d.“Board” and “Board of Directors” shall mean the Board of Directors of the Company.

e.“Change in Control” shall mean the occurrence of any of the following on or after the Effective Date:

i.Any “person” (as such term is used in Sections 13(d) and 14 of the Exchange Act), other than (1) the Company, (2) any subsidiary of the Company, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (4) any underwriter temporarily holding securities of the Company pursuant to an offering of such securities or (5) any person in connection with a transaction described in clauses (A), (B) and (C) of (e)(ii) below, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing fifty percent (50%) or more of the total voting power of the Company’s then outstanding voting securities, unless such securities (or, if applicable, securities that are being converted into voting securities) are acquired directly from the Company in a transaction approved by a majority of the Incumbent Board (as defined in (e)(iv) below).

ii.The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, or the sale or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company (a “Corporate Transaction”), unless:

A.the stockholders of the Company immediately before such Corporate Transaction will own, directly or indirectly, immediately following such Corporate Transaction, at least fifty-one percent (51%) of the total voting power of the outstanding voting securities of the corporation or other entity resulting from such Corporate Transaction (including a corporation or other entity that acquires all or substantially all of the Company’s assets, the “Surviving Company”) or the ultimate parent
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company thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Corporate Transaction;

B. the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such Corporate Transaction constitute a majority of the members of the board of directors or equivalent governing body of the Surviving Company or the ultimate parent company thereof; and

C. no person other than (aa) the Company, (bb) any subsidiary of the Company, (cc) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (dd) the Surviving Company, (ee) any subsidiary or parent company of the Surviving Company, or (ff) any person who, immediately prior to such Corporate Transaction, was the beneficial owner of securities of the Company representing thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting securities, is the beneficial owner of thirty percent (30%) or more of the total voting power of the then outstanding voting securities of the Surviving Company or the ultimate parent company thereof.

iii. The stockholders of the Company approve a complete liquidation or dissolution of the Company.

iv. Directors who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease to constitute at least a majority of the Board of Directors (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company); provided, however, that any individual becoming a member of the Board of Directors subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a two-thirds (2/3rds) majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of Directors.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person (a “Subject Person”) becomes the beneficial owner of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of voting securities beneficially owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities that increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person to thirty percent (30%) or more of the total voting power, then a Change in Control will have occurred.

Notwithstanding the foregoing, (i) if any payment or benefit pursuant to an Award is “nonqualified deferred compensation” under Section 409A to which an exception to Section 409A does not apply, and the payment or benefit of such Award is triggered by a Change in Control, the events described above shall not constitute a Change in Control with respect to such nonqualified deferred compensation Award unless they constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described under Section 409A; and (ii) for the avoidance of doubt, a Change in Control shall not be deemed to have occurred as a
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result of a sale or other disposition of any Subsidiary by which a Participant may be employed.

f.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

g.“Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

h.“Company” shall mean Core Molding Technologies, Inc., a Delaware corporation, and any successor corporation.

i.“Director” shall mean a member of the Board.

j.“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

k.“Effective Date” shall mean May 13, 2021, the date this Plan was approved by the stockholders of the Company at the annual meeting of stockholders of the Company.

l.“Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended. An Eligible Person must be a natural person.

m.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

n.“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

o.“Full Value Award” shall mean any Award other than an Option, Stock Appreciation Right or similar Award, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award.

p.“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

q. “New York Stock Exchange” shall mean NYSE American LLC or any other national securities exchange on which the Shares may from time to time be listed or traded.

r.“Nonqualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

s.“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option to purchase shares of the Company.

t.“Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

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u.“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

v.“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

w.“Plan” shall mean this Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan.

x.“Prior Plan” shall mean the Core Molding Technologies, Inc. 2006 Long-Term Equity Incentive Plan, as amended.

y.“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

z.“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

aa.“Rule16b-3” shall mean Rule16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

bb. “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

cc. “Securities Act” shall mean the Securities Act of 1933, as amended.

dd. “Share” or “Shares” shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

ee. “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

ff. “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

gg. “Subsidiary” shall mean any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

Section 3.    Administration

a.Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Section 6 and Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the
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Committee, subject to the requirements of Section 409A and Section 6; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and sub-plans as may be necessary or desirable to comply with provisions of the laws of non-United States jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

b.Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.

c.Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3; and (ii) only the Committee (or another committee of the Board comprised of Directors who qualify as independent directors within the meaning of the independence rules of the New York Stock Exchange or any other securities exchange applicable to the Company) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

d.Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. To the full extent permitted by law, the provisions of this Section 3(d) shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person's position with the Company.

Section 4.    Shares Available for Awards

a.Shares Available.

i.Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal the sum of (x) 410,000, (y) shares available for grant under the Prior Plan as of the Effective Date and (z) any Shares subject to any outstanding award under the Prior Plan that, after the Effective Date, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

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ii.On and after the Effective Date, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. When determining the Shares added to the aggregate reserve under Section 4(a)(i)(y) and (z) above, and the number of Shares to be subtracted, the number of Shares added, or subtracted, shall be also determined in accordance with the Share counting rules described in Section 4(b) below.

b.Counting Shares. For purposes of this Section 4, except as set forth in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by a Stock Appreciation Right that is to be settled in Shares, the aggregate number of Shares with respect to which the Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon settlement). With respect to any Full Value Award, the number of Shares available for Awards under the Plan shall be reduced by one (1) Share for each Share covered by the Full Value Award. Notwithstanding the foregoing, the following special rules shall apply with respect to share counting under the Plan:

i.Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is canceled without delivery of any Shares, then the number of Shares counted pursuant to this Section 4(b) against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

ii.Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in this Section 4(b), the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

iii.Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

iv.Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

c.Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar
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corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

d.Award Limitations Under the Plan.

i.Annual Limitations for Awards Granted to Eligible Persons Other Than Non-Employee Directors. No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards denominated in Shares, for more than 200,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

ii.Annual Limitations for Awards Granted to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee Director during any calendar year shall not exceed $175,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 5.    Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards

a.Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

i.Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

ii.Option Term. The term of each Option shall be fixed by the Committee at the time but shall not be longer than ten (10) years from the date of grant. Notwithstanding the foregoing, the Committee may provide in the terms of an Option (either at grant or by subsequent modification) that, to the extent consistent with Section 409A, in the event that
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on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Directors or employees of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of not more than thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

iii.Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall, except as otherwise provided in this Section 6(a)(iii), be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

A.Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as payment of any exercise price.

B.Other Payment Methods. The Committee may, in its discretion, determine other methods by which the exercise price of an Option may be paid including, without limitation, (i) by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares, or (ii) through a broker-assisted market sale.

iv.Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

A.The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 924,823.

B.The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

C.All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board and the Effective Date.

D.Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

E.The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing
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more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

F.Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

b.Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitations described in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

c.Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

i.Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee's general authority under Section 3(a), vesting of such Awards may, at the Committee's discretion, be conditioned upon the Participant's completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions (subject to minimum requirements in this Section 6). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

ii.Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-
9

entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

d.Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying any other Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied.

e.Other Stock-Based Awards; Substitute Awards.

i.The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e)(i) shall contain a purchase right or an option-like exercise feature.

ii.The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f.General.

i.Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

ii.Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

iii.Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and
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any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death.

iv.Restrictions: Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

v.Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Options or Stock Appreciation Rights for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

vi.Minimum Vesting and Limits on Acceleration. Except as provided below, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one (1) year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one (1) year anniversary measured from the commencement of the period over which performance is evaluated). Notwithstanding the foregoing, the following Awards that do not comply with the one (1) year minimum exercise and vesting requirements may be issued:

A.substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries;

B.Shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one (1) fiscal year;

C.any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4(b) of the Plan apply; and

D.Awards issued to non-employee Directors so long as the Awards provide for a right of exercise or lapse of any vesting obligations no earlier than the next annual stockholders meeting date following the grant date, so long as the next annual
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stockholder meeting date is at least fifty (50) weeks after the immediately preceding annual meeting date.

If either the Committee or an Award Agreement waives the one- (1-) year minimum, such waiver shall cause the Award to count against the five percent (5%) pool unless the acceleration is limited to the events of the Participant's death or disability. The Committee shall not accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a Change in Control unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such Change in Control event.

vii.Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control of the Company or due to the Participant's disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee's separation from service (or if earlier, upon the Specified Employee's death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.    Amendment and Termination; Corrections

a.Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty, prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

i.require stockholder approval under the rules or regulations of the Securities and Exchange Commission, New York Stock Exchange or any other securities exchange that is applicable to the Company;

ii.increase the number of Shares authorized under the Plan as specified in Section 4(b) of the Plan;

iii.increase the number of Shares or value subject to the limitations contained in Section 4(d) of the Plan;

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iv.permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(f)(v) of the Plan; or

v.permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan.

b.Corporate Transactions. In the event of any Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

i.either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other securities, if any, with a Fair Market Value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's vested rights with (aa) full vesting of time-based Awards and (bb) vesting of performance-based Awards at the target level of achievement of performance goals (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's vested rights, then such Award may be terminated by the Company without any payment), or (B) the replacement of such Award with other vested rights or securities with an equivalent Fair Market Value;

ii.that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

iii.that subject to Section 6(f)(vi), the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

iv.that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

c.Correction of Defects. Omissions and Inconsistencies. The Committee may correct any defect (including, without limitation, typographical errors), supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.    Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value
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equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement.

Section 9.    General Provisions

a.No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

b.Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

c.Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

d.No Rights of Stockholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

e.No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

f.No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

g.Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
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h.Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

i.No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

j.Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

k.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

l.Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.    Forfeiture, Clawback, Recoupment

All Awards under this Plan shall be subject to partial or total forfeiture, clawback, reduction, cancellation or recoupment or other penalties to the extent that a Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of an Award for any reason (including, without limitation, by reason of a financial restatement, inaccurate financial statements, inaccurate performance metrics, mistake in calculations or administrative errors), and, to the extent the Award has been paid or settled, the Participant shall be required to repay an such excess amount to the Company.

Section 11.    Effective Date of the Plan

The Plan was adopted by the Board on April 5, 2021, and was approved by the stockholders of the Company at the annual meeting of stockholders of the Company held on the Effective Date.

Section 12.    Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on May 13, 2031 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Adopted by the Board of Directors on April 5, 2021, and approved by the stockholders of the Company on May 13, 2021.

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APPENDIX B
FIRST AMENDMENT TO THE
CORE MOLDING TECHNOLOGIES, INC.
2021 LONG-TERM EQUITY INCENTIVE PLAN

WHEREAS, Core Molding Technologies, Inc., a Delaware corporation (“Company”) established and sponsors the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 7(a) of the Plan, the Board of Directors of the Company (“Board”) reserved the right to amend the Plan at any time;

WHEREAS, the Board desired to amend the Plan to increase the number of shares of stock available for issuance under the Plan and increase the maximum value of all equity and cash-based compensation that may be granted to a non-employee director in any calendar year;

NOW, THEREFORE, pursuant to the power reserved by Section 7(a) of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s stockholders at the Annual Meeting of Stockholders on May 16, 2024 (defined terms used herein, but not otherwise defined in this First Amendment, shall have the meanings ascribed to them in the Plan):

1.Section 4(a)(i) of the Plan is amended in its entirety to read as follows:

i.Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal the sum of (x) 580,000, (y) shares available for grant under the Prior Plan as of the Effective Date and (z) any Shares subject to any outstanding award under the Prior Plan that, after the Effective Date, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

2. Section 4(d)(ii) of the Plan is amended in its entirety to read as follows:

ii.     Annual Limitations for Awards Granted to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee Director during any calendar year shall not exceed $275,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

IN WITNESS WHEREOF, this First Amendment, having been first duly authorized, approved and adopted by the Board and approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders, is hereby executed below by a duly authorized officer of the Company on this ______ day of ___________________, 2024.

CORE MOLDING TECHNOLOGIES, INC.

By:

Name:

Title:

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APPENDIX C
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CORE MOLDING TECHNOLOGIES, INC.

Core Molding Technologies, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation restates, integrates, and further amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State of Delaware on October 8, 1996 under the name Core Materials Corporation, as amended by the Certificate of Amendment filed with the Secretary of State of Delaware on November 6, 1996, and the Certificate of Amendment to change the name of the Corporation to Core Molding Technologies, Inc. filed with the Secretary of State of Delaware on August 28, 2002 (together, the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation shall be amended and restated to read in full as follows:

ARTICLE I
NAME
The name of the Corporation is Core Molding Technologies, Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

ARTICLE III
CORPORATE PURPOSES
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares, of which twenty million (20,000,000) shares shall be Common Stock of the par value of one cent ($0.01) each (hereinafter called “Common Stock”) and ten million (10,000,000) shares shall be Preferred Stock of the par value of one cent ($0.01) each (hereinafter called “Preferred Stock”).

A.RIGHTS AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock is hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the Certificate of Incorporation or in any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

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B.RIGHTS AND RESTRICTIONS OF COMMON STOCK. The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

a.The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of this Article.

b.The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

C.INCREASE OR DECREASE IN AMOUNT OF AUTHORIZED SHARES. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Amended and Restated Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in the Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of this Article with respect to the Preferred Stock, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

D.SHARES ENTITLED TO MORE OR LESS THAN ONE VOTE. If any class or series of the Corporation’s capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Amended and Restated Certificate of Incorporation, the By-laws and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

E.ISSUANCES OF STOCK. All issuances of capital stock of the Corporation must be authorized by the affirmative vote of two-thirds (2/3) of the entire Board of Directors.

ARTICLE V

DENIAL OF PREEMPTIVE RIGHTS

No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

ARTICLE VI
STOCKHOLDER VOTE REQUIRED IN CONNECTION WITH CERTAIN BUSINESS COMBINATIONS
SECTION 1. Vote Generally Required. Notwithstanding anything contained herein or in the General Corporation Law of the State of Delaware, the Corporation shall not (a) merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (other than in a merger not requiring any vote of stockholders of the Corporation under the General Corporation Law of Delaware), (b) sell, lease or exchange all or substantially all of its property and assets or (c) adopt any plan or proposal for the liquidation or dissolution of the Corporation, unless (1) the Board of Directors shall, at a meeting duly called, adopt a resolution, by the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors, approving such action and (2) such action shall be approved at a meeting by the affirmative vote of the holders of 66-2/3% of the shares of capital stock of the Corporation then outstanding and entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class and, except as expressly provided in this Amended and Restated Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than Voting Stock shall be required to approve such action.
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SECTION 2. Amendment or Repeal. Notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of at least 66-2/3% of the shares of the Voting Stock, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision or provisions inconsistent with, any provision of this Article.

ARTICLE VII

CORPORATE EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VIII

TRANSFER OF CAPITAL STOCK

SECTION 1. Certain Restrictions on the Transfer of Stock. In order to preserve the Tax Benefits, the restrictions set forth below shall apply for the period beginning on the Article VIII Effective Date and ending on the Expiration Date, unless the Board of Directors shall fix an earlier or later date in accordance with Section 6 of this Article VIII.

A.Definitions.
1.Article VIII Effective Date. The time and date of the legal effectiveness of the merger of RYMAC Mortgage Investment Corporation with and into the Corporation.

2.Control. The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Such definition shall also apply to the terms “controlling,” “controlled by” and “under common control with.”

3.Effective Date Tier Entity. Any Person that, as of the Article VIII Effective Date or the date that shares of Common Stock are issued pursuant to the Asset Purchase Agreement (as defined in B.5 below) after giving effect to such issuance, was a First Tier Entity or a Higher Tier Entity, for so long as such person continues to have a Prohibited Ownership Percentage.

4.Expiration Date. The last day of the fifteen-year period commencing on the Article VIII Effective Date.

5.First Tier Entity. A “first tier entity” with respect to the Corporation, as that term is defined in Treasury Regulations Section l.382-2T(f)(9).

6. 47 Percentage Point Increase. An increase of 47 percentage points or more of the Stock owned by “5-percent shareholders” of the Corporation (as defined in A(13) below) over the lowest percentage of Stock owned by such 5-percent shareholders at any time during the three-year period preceding any determination date, such determination to be made in accordance with Treasury Regulations Section 1.382-2T(c) as if the determination date were a “testing date.”

7.Higher Tier Entity. A “higher tier entity” with respect to the Corporation, as that term is defined in Treasury Regulations Section l.382-2T(f)(14).

8.Internal Revenue Code. The Internal Revenue Code of 1986, as amended. Any reference to a particular Section or provision of the Internal Revenue Code shall be deemed to also refer to any successor Section or provision having similar effect.

9.Ownership Change. An “ownership change” with respect to the Corporation, as that term is used in Section 382(g) of the Internal Revenue Code and Treasury Regulations Section 1.382-2T(a)(1), except that for purposes of determining whether 5-percent shareholders have increased their
3

percentage interests by more than 50 percentage points, there shall be added to the increase in their percentage interests an amount equal to 2.5% of the total value of the Stock of the Corporation.

10.Other Permitted Holders. Any Person, other than an Effective Date Tier Entity or a Permitted Transferee, which has a Prohibited Ownership Percentage permitted under Section 1, whether pursuant to a waiver under Paragraph D of Section 1 or otherwise.

11.Permitted Transferee. Any transferee with a Prohibited Ownership Percentage as to which the Board of Directors has consented pursuant to Subparagraph C(2) or C(3) of Section 1.

12.Person. Any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization, or any other entity described in Treasury Regulations Section 1.382-3(a)(1)(i).
13.Prohibited Ownership Percentage. Any ownership in the Corporation that would cause a Person or Public Group to be a “5-percent shareholder” of the Corporation within the meaning of Treasury Regulations Section 1.382-2T(g)(1)(i) or (ii). For this purpose, whether a Person or Public Group would be a “5-percent shareholder” shall be determined (u) by substituting “4.5 percent” for “5 percent” each place it appears in such provisions, (v) without giving effect to the following provisions: Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (w) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulations Section 1.382-2T(h)(2)(i)(A), (x) by substituting the term “Person” in place of individual” in Treasury Regulations Section l.382-2T(g)(1)(i), (y) by taking into account ownership of Stock at any time during the “testing period” as defined in Treasury Regulations Section 1.382-2T(d)(1), and (z) by treating each day during the testing period as if it were a “testing date” as defined in Treasury Regulations Section 1.382-2T(a)(2)(i). In addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in Subparagraph A(15) of Section 1 shall be applied in lieu of the definition in Treasury Regulations Section 1.382-2T(f)(18), except that any option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of such Person and such option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such option as exercised would cause an ownership change).

14.Public Group. A “public group” with respect to the Corporation, as that term is used in Treasury Regulations Section 1.382-2T(f)(13), excluding any “direct public group” with respect to the Corporation, as that term is used in Treasury Regulations Section 1.382-2T(j)(2)(ii).

15.Stock. All classes of stock of the Corporation, all options to acquire stock of the Corporation and all other interests that would be treated as stock in the Corporation pursuant to Treasury Regulations Section 1.382-2T(f)(18)(iii), other than (x) stock described in Section 1504(a)(4) of the Internal Revenue Code and (y) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages. As used in this Article VIII, the term “option” shall have the meaning set forth in Treasury Regulations Section 1.382-2T(h)(4).

16.Tax Benefits. The net operating loss carryovers and capital loss carryovers to which the Corporation is entitled under the Internal Revenue Code, free of restrictions under Section 382 of the Internal Revenue Code.

17.Testing Date Action. Any Transfer or acquisition of Stock or any other action (including the acquisition or issuance of an option to Transfer or acquire Stock), if the effect of such Transfer, acquisition or other action would be to cause a “testing date” with respect to the Corporation within the meaning of Treasury Regulations Section l.382-2T(a)(2)(i), determined by treating every Person and Public Group which has a Prohibited Ownership percentage as a 5-percent shareholder as used in such Section.

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18.Transfer. Any means of conveyance of legal or beneficial ownership of Stock, whether such ownership is direct or indirect, voluntary or involuntary, including, without limitation, an indirect transfer of ownership through the transfer of any ownership interest of any entity that owns Stock.

19.Transferee Undertaking. A duly executed written undertaking for the benefit of the Corporation by any transferee pursuant to which the transferee agrees that (i) it will not take any of the following actions without the prior consent of the Board of Directors (x) acquire any additional Stock, (y) Transfer any Stock in violation of Paragraph B of Section 1, or (z) take or cause to be taken any Testing Date Action, (ii) upon request by the Corporation, it will furnish or cause to be furnished to the Corporation all certificates representing Stock held of record or beneficially, directly or indirectly, by it or by any Person controlling, controlled by or under common control with it for the purpose of placing a legend on such certificates to reflect the undertakings described in clause (i) above, (iii) it acknowledges that stop transfer orders may be entered with the transfer agent (or agents) and the registrar (or registrars) of Stock against the transfer of Stock subject to the undertakings described in clause (i) above except in compliance with the requirements of such undertakings, and (iv) it will agree to such other actions and remedies as the Corporation may reasonably request in order to preserve the Tax Benefits.

20.Treasury Regulations. The regulations promulgated by the Secretary of the Treasury under the Internal Revenue Code. Any reference to a particular Treasury Regulation or Section or provision thereof shall be deemed to also refer to any successor Regulation or Section or provision having similar effect.

B.Transfer Restrictions.

Unless otherwise consented to or waived by the Board of Directors, the following Transfers and actions shall be prohibited:
1.General. No Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected, (i) would cause the transferee or any person or Public Group to have a Prohibited Ownership Percentage, or (ii) would increase the ownership percentage of any transferee or any Person or Public Group having a Prohibited Ownership Percentage.

2.Additional Restrictions on Transfers Involving Effective Date Tier Entities. In addition to the restrictions under Subparagraph B(1), (i) no Effective Date Tier Entity or individual that owns a direct ownership interest in the Corporation of five percent or more shall Transfer any Stock, and no other Person shall Transfer any Stock to an Effective Date Tier Entity, if, in either case, after such Transfer, there would be a 47 Percentage Point Increase, and (ii) no Effective Date Tier Entity or individual that owns a direct ownership interest in the Corporation of five percent or more shall take any other action (including the acquisition or issuance of an option to Transfer or acquire Stock) if, after such action, there would be a 47 Percentage Point Increase.

3.Additional Restrictions on Transfers Involving Other Permitted Holders. In addition to the restrictions under Subparagraph B(1), (i) no Other Permitted Holder shall Transfer any Stock, and no other Person shall Transfer any Stock to an Other Permitted Holder, if, in either case, such Transfer would constitute a Testing Date Action, and (ii) no Other Permitted Holder shall take any other action that would constitute a Testing Date Action.

4.Additional Restrictions under Transferee Undertakings. In addition to the restrictions under Subparagraph B(1), (i) no Person who has delivered a Transferee Undertaking shall Transfer any Stock, and no Person shall Transfer any Stock to any Person who has delivered a Transferee Undertaking, if, in either case, such Transfer would result in a violation of such Transferee Undertaking, and (ii) no Person who has delivered a Transferee Undertaking shall take or cause to be taken any other action that would constitute a Testing Date Action.

5.Exception. Notwithstanding anything herein to the contrary, the issuance of shares of Common Stock of the Corporation to Navistar International Transportation Corp. (“Navistar”) or its designees pursuant to the terms of an Asset Purchase Agreement, dated September 12, 1996 (the
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“Asset Purchase Agreement”), between Navistar and RYMAC Mortgage Investment Corporation shall not be deemed to be a violation of the transfer restrictions set forth in this Paragraph B.

C.Permitted Transfers.

1.General. Unless otherwise restricted under Paragraph B of Section 1 or under a Transferee Undertaking or other agreement, Transfers of Stock may be made without the consent of the Board of Directors.

2.Transfers by Effective Date Tier Entities. Upon petition by any Effective Date Tier Entity or individual that owns a direct ownership interest in the Corporation of five percent or more, the Board of Directors shall consent to a proposed Transfer of Stock that complies with Subparagraph B(2) of Section l but would otherwise be prohibited pursuant to Subparagraph B(1) of Section 1 if it determines that (i) after giving effect to such Transfer, the percentage of Stock owned by all Persons and Public Groups with a Prohibited Ownership percentage will not have increased by more than 47 percentage points over the lowest percentage of Stock owned by such Persons and Public Groups at any time during the three-year period preceding the proposed date of such Transfer (such determination to be made in accordance with the provisions of Treasury Regulations Section l.382-2T(c)) and (ii) the proposed transferee shall have delivered a Transferee Undertaking.

3.Transfers by Permitted Transferees. Upon petition by any Permitted Transferee, the Board of Directors shall consent to a proposed Transfer of Stock or Testing Date Action that would otherwise be prohibited pursuant to Subparagraph B(1) or B(4) of Section 1 or pursuant to any Transferee Undertaking if it determines that (i) after such proposed Transfer or Testing Date Action there would not be an Ownership Change and (ii) in the case of any such proposed Transfer that, if effected, would otherwise be prohibited under Subparagraph B(1) of Section l, such Transfer would otherwise be permitted under Subparagraph C(2) if such Transfer were proposed to be made by an Effective Date Tier Entity.

4.Certain Additional Transfers to Permitted Transferees. Upon petition by any Permitted Transferee, the Board of Directors shall consent to a proposed Transfer of additional Stock to such Permitted Transferee from a Person constituting an Effective Date Tier Entity or another Permitted Transferee if it determines that such proposed Transfer would otherwise be permitted under Subparagraph C(2) or C(3) of Section 1, as the case may be.

5.Transfers by Other Permitted Holders. Upon petition by any Other Permitted Holder, the Board of Directors shall consent to a proposed Transfer of Stock or Testing Date Action that would otherwise be prohibited pursuant to Subparagraph B(1), B(3) or B(4) of Section 1 or pursuant to any Transferee Undertaking if it determines that (i) after such proposed Transfer or Testing Date Action there would not be an Ownership Change and (ii) in the case of any such proposed Transfer that, if effected, would otherwise be prohibited under Subparagraph (B)(1) of Section l, such Transfer would not cause a 47 Percentage Point Increase and the proposed transferee shall have delivered a Transferee Undertaking.

D.Waivers. Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in Paragraph B of Section 1 of this Article VIII: (a) in the case of any issuance of Stock by the Corporation which would otherwise be prohibited under Subparagraph B(1) of Section 1, if the transferee agrees to be bound to the restrictions applicable to Permitted Transferees; (b) in the event of a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, to acquire Stock constituting more than fifty percent in value of the outstanding Common Stock of the Corporation, so long as such waiver shall apply to all Transfers pursuant to such tender or exchange offer; (c) in connection with any Transfers of Stock in connection with underwritten offerings of such Stock; (d) in connection with any investment in or acquisition of a business or any business combination involving the Corporation or any subsidiary of the Corporation; and (e) in any other instance in which the Board of Directors reasonably and in good faith determines that a waiver would be in the best interests of the Corporation.

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SECTION 2. Attempted Transfer in Violation of Transfer Restrictions. Unless the consent or waiver of the Board of Directors is obtained as provided in Paragraph C or D of Section l, and except as provided in Paragraph C of Section 2 below, any attempted Transfer of shares of Stock of the Corporation in excess of the shares that could be Transferred to the transferee without restriction under Paragraph B of Section l is not effective to transfer ownership of such excess shares (the “Prohibited Shares”) to the purported acquiror thereof (the “Purported Acquiror”), and the Purported Acquiror shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares, including, without limitation, the right to vote or to receive dividends with respect thereto. Nothing contained in this Article VIII shall preclude the settlement of any transaction involving Stock entered into through the facilities of any national securities exchange on which the shares of Stock of the Corporation are listed. The application of the provisions and remedies described in the first sentence of this Section 2 and in Paragraphs A, B and C of Section 2 below shall be deemed not to so preclude any such settlement. Paragraphs A, B and C below shall apply only in the case of violations of the restrictions contained in Subparagraph B(1) of Section l.

A.Transfer of Certificates; Sale of Stock. Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, together with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the “Prohibited Distributions”), to an agent to be designated by the Corporation (the “Agent”). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the “Resale Proceeds”) except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Paragraph B of Section 2 if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror, other than a transfer described in one of the two preceding sentences (unless such transfer itself violated the provisions of Article VIII), shall not be effective to transfer any ownership of the Prohibited Shares.

B.Allocation and Distribution of Proceeds. The Agent shall sell in an arms-length transaction (through the American Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the “Sales Proceeds”), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (1) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares and (2) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the “Subject Amounts”), shall be transferred to an entity designated by the Corporation that is described in Section 501(c)(3) of the Internal Revenue Code (the “Designated Charity”). In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the Corporation or the Agent, but such Subject Amounts may be used to cover expenses incurred by the Agent in performing its duties.

C.Limitation on Enforceability. Notwithstanding anything herein to the contrary, with respect to any Transfer of Stock which would cause a Person or Public Group (the “Prohibited Party”) to violate a restriction provided for in Subparagraph B(1) of Section 1 only on account of the attribution to the Prohibited Party of the ownership of Stock by a Person or Public Group which is not controlling, controlled by or under common control with the Prohibited Party, which ownership is nevertheless attributed to the Prohibited Party, Subparagraph B(1) of Section 1 shall not apply in a manner that would invalidate such Transfer. In such case, the Prohibited Party and any Persons controlling, controlled by or under common control with the Prohibited Party (collectively, the “Prohibited Party Group”) shall automatically be deemed to have disposed of, and shall be required to dispose of, sufficient shares of Stock (which shares shall consist only of shares held legally or beneficially, whether directly or indirectly, by any member of the Prohibited Party Group, but not shares held through another Person, other than shares held through a Person acting as agent or fiduciary for any member of the Prohibited Party Group, and which shares shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group) to cause the
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Prohibited Party, following such disposition, not to be in violation of Subparagraph B(1) of Section 1; provided that in the event no member of the Prohibited Party Group (i) is an Effective Date Tier Entity, Permitted Transferee or Other Permitted Holder and (ii) had any actual knowledge that such Transfer was prohibited under Subparagraph B(1) of Section 1, such disposition shall only be effected to the extent necessary in order to prevent an Ownership Change. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of shares which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in Paragraph B of Section 2, except that the maximum amount payable to the Prohibited Party in connection with such sale shall be the fair market value of the prohibited Shares at the time of the Prohibited Transfer.

D.Other Remedies. In the event that the Board of Directors determines that a Person proposes to take any action in violation of Paragraph B of Section 1, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of Paragraph B of Section 1, the Board of Directors, subject to the second and third sentences of the introductory paragraph of Section 2, may take such action as it deems advisable to prevent or to refuse to give effect to any Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such Transfer or other action on the books of the Corporation or instituting proceedings to enjoin such Transfer or other action. If any Person shall knowingly violate Paragraph B of Section 1, then that Person and all other Persons controlling, controlled by or under common control with such Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of such loss, put the Corporation in the same financial position as it would have been in had such violation not occurred.

SECTION 3. Prompt Enforcement Against Purported Acquiror. Within 30 business days of learning of a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party, the Corporation through its Secretary or any Assistant Secretary shall demand that the Purported Acquiror or Prohibited Party surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party within 30 business days from the date of such demand, the Corporation shall institute legal proceedings to compel such surrender; provided, however, that nothing in this Section 3 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set out in this Section 3 shall not constitute a waiver of any right of the Corporation to compel any transfer required by Section 2. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party or any other violation of Paragraph B of Section 1, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article VIII, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

SECTION 4. Obligation to Provide Information. The Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership of Stock by the proposed transferee and by Persons controlling, controlled by or under common control with the proposed transferee.

SECTION 5. Legends. All certificates evidencing Stock that is subject to the restrictions on transfer set forth in this Article VIII shall bear a conspicuous legend referencing such restrictions.

SECTION 6. Further Actions. Subject to the second and third sentences of the introductory paragraph of Section 2, nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary, in the case of actions described in clauses (B), (C) and (D) below, or desirable, in the case of actions described in clause (A) below, the Board of Directors may (A) accelerate the Expiration Date, (B) extend the Expiration Date, (C) conform any terms or numbers set forth in the transfer restrictions in Section 1 to make such terms consistent with
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the Internal Revenue Code and the Treasury Regulations following any changes therein to the extent necessary to preserve the Tax Benefits, or (D) conform the definitions of any terms set forth in this Article VIII to the definitions in effect following such change in law; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to all stockholders of the Corporation within ten days after the date of any such determination.

SECTION 7. Severability. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VIII.

ARTICLE IX

BOARD OF DIRECTORS

SECTION 1. Powers of Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

A.To make, alter, amend or repeal the By-Laws. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

B.To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

C.To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and of the By-Laws of the Corporation.

SECTION 2. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the Voting Stock, voting together as a single class.

SECTION 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until their successors are elected and qualify; provided, however, notwithstanding anything herein to the contrary, any vacancies on the Board of Directors prior to the first annual meeting of stockholders of the Corporation after the Closing Date (as defined in the Asset Purchase Agreement referred to in Section 1(B)(5) of Article VIII hereof, a copy of which shall be sent to any stockholder, upon request, without charge) shall be filled as provided in the Asset Purchase Agreement.

SECTION 4. Preferred Stock. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or a special meeting of holders of capital stock of the Corporation, the nomination, election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article IX unless expressly otherwise provided by law or by the resolution or resolutions providing for the creation of such series.

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ARTICLE X

ACTION BY STOCKHOLDERS

Any action required or permitted to be taken by the holders of the issued and outstanding capital stock of the Corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with law, this Amended and Restated Certificate of Incorporation and the By-laws of the Corporation, and the power of stockholders, or any of them, to consent in writing, without a meeting, to the taking of any such action is hereby specifically denied.

ARTICLE XI

LIMITATION OF DIRECTORS; LIABILITY

SECTION 1. Limitation of Directors’ Liability.

A.No director of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

B.Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XII

LIMITATION OF OFFICERS; LIABILITY

SECTION 1. Limitation of Officers’ Liability.

A.No officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, as of the date of such amendment.

B.Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XIII

[RESERVED]

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ARTICLE XIV

RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Amended and Restated Certificate of Incorporation and all rights and powers conferred in this Amended and Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power; provided that (a) the affirmative vote of the holders of record of at least 66-2/3% of the shares of Voting Stock, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with Article VI or this subsection (a) of Article XIV of this Amendmend and Restated Certificate of Incorporation; (b) the affirmative vote of the holders of record of at least 80% of the shares of Voting Stock, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or adopt any provision or provisions inconsistent with Section 2 of Article IX or this subsection (b) of Article XIV of this Amended and Restated Certificate of Incorporation; and (c) the affirmative vote of the holders of record of at least 80% of the shares of Voting Stock present in person or by proxy at a meeting of stockholders, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with Article XI or this subsection (c) of Article XIV of this Amended and Restated Certificate of Incorporation, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware.

IN WITNESS WHEREOF, Core Molding Technologies, Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of this ____ day of ______ 2024.

CORE MOLDING TECHNOLOGIES, INC.

By:
Title:     President and Chief Executive Officer
David L. Duvall
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